                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /   Preliminary Proxy Statement              / / Confidential, For Use of the
/X/   Definitive Proxy Statement                   Commission Only (as permitted
/ /   Definitive Additional Materials              by Rule 14a-6(e)(2))
/ /   Soliciting Material under Rule 14a-12

                       PEGASUS COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------
     3. Filing Party:

        ------------------------------------------------------------------------
     4. Date Filed:

        ------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


                       PEGASUS COMMUNICATIONS CORPORATION
                  c/o PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
                                    SUITE 200
                              225 CITY LINE AVENUE
                         BALA CYNWYD, PENNSYLVANIA 19004


Dear Fellow Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Pegasus Communications Corporation on Friday, April 27, 2001, at 9:15 a.m., local time, at the offices of Pegasus Satellite Television, 123 Felton Street, Marlborough, Massachusetts. In connection with the annual meeting, please find enclosed a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement, and 2000 Annual Report on Form 10-K.

         As you may know, Pegasus Communications Corporation recently adopted a new holding company structure. As part of the reorganization, the company that formerly operated under the name Pegasus Communications Corporation changed its name to Pegasus Satellite Communications, Inc. and became a direct subsidiary of a newly created holding company, which assumed the name Pegasus Communications Corporation. As a result of the reorganization, all common stock of Pegasus Satellite (formerly named Pegasus Communications Corporation) was exchanged for identical shares of the new holding company, Pegasus Communications Corporation. The Class A common stock of the new holding company, Pegasus Communications, trades on the Nasdaq National Market under the symbol "PGTV."

         Pegasus Satellite continues to operate the existing direct broadcast satellite, broadcast television and broadband businesses. Other assets, including intellectual property rights, are now held by subsidiaries of Pegasus Communications other than Pegasus Satellite. Pegasus completed this reorganization to increase its flexibility to pursue new activities and initiatives through other subsidiaries of the new holding company rather than through Pegasus Satellite.

         Because the reorganization was completed on February 22, 2001, the new holding company had no operations or assets in 2000. For this reason, the accompanying 2000 Annual Report on Form 10-K is that of Pegasus Satellite Communications, Inc.

                                        Sincerely,


                                        MARSHALL W. PAGON
                                        President, Chief Executive Officer and
                                        Chairman of the Board

                               [GRAPHIC OMITTED]

                                 --------------

                       PEGASUS COMMUNICATIONS CORPORATION
                  c/o PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
                                    SUITE 200
                              225 CITY LINE AVENUE
                         BALA CYNWYD, PENNSYLVANIA 19004

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 --------------

TIME                 9:15 a.m. on Friday, April 27, 2001

PLACE                Pegasus Satellite Television
                     123 Felton Street
                     Marlborough, Massachusetts 01752

ITEMS OF BUSINESS    1.      To elect eight directors to hold office as
                             specified in the proxy statement.
                     2.      To adopt and approve the Pegasus Communications
                             Corporation 2001 Employee Stock Purchase Plan.
                     3.      To adopt and approve the Pegasus Communications
                             Corporation Executive Incentive Plan.
                     4.      To ratify the appointment of PricewaterhouseCoopers
                             LLP as independent accountants for Pegasus for the current fiscal year.
                     5.      To act upon any other matters properly coming
                             before the meeting or any adjournment thereof.

RECORD DATE          The close of business on March 7, 2001 has been fixed as
                     the record date for the meeting. All stockholders of record at that time are entitled to notice of, and all such holders of Class A common stock and Class B common stock are entitled to vote at the meeting and any adjournment or postponement thereof.

ANNUAL REPORT        Pegasus' Annual Report on Form 10-K, including
                     consolidated financial statements for the year ended
                     December 31, 2000, on which no action will be requested at the annual meeting, is enclosed. It is not to be considered part of the proxy solicitation materials.


IMPORTANT            It is important that your shares be represented and
                     voted at the meeting. Please vote one of these ways even if you plan to attend the meeting: (1) use the toll free number shown on the enclosed proxy card; (2) visit the website noted on your enclosed proxy card; or
                     (3) mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so.
                     Stockholders who hold their shares through a broker (in
                     "street name") should follow the voting instructions provided by their broker.

                     Please note that the information included in this proxy statement reflects the two-for-one common stock split effective May 30, 2000.




                                             By order of the board of directors,

                                             TED S. LODGE
                                             Secretary
April 2, 2001

                                [GRAPHIC OMITTED]






                       PEGASUS COMMUNICATIONS CORPORATION
                  c/o PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
                                    SUITE 200
                              225 CITY LINE AVENUE
                         BALA CYNWYD, PENNSYLVANIA 19004

                          ----------------------------

                                 PROXY STATEMENT
                          ----------------------------


                                  April 2, 2001


         This proxy statement, which is being sent to stockholders on or about April 2, 2001, is furnished in connection with the solicitation of proxies by the board of directors of Pegasus Communications Corporation for use at the forthcoming Annual Meeting of Stockholders to be held on Friday, April 27, 2001 (the "Meeting"), and at any adjournment or postponement thereof.

         The close of business on March 7, 2001, has been fixed as the record date (the "Record Date") for the Meeting. All stockholders of record at that time are entitled to notice of, and all holders of record of Pegasus' Class A common stock and Class B common stock are entitled to vote at the Meeting and any adjournment or postponement thereof. On the Record Date, there were outstanding 46,241,140 shares of Class A common stock and 9,163,800 shares of Class B common stock, which constituted the only outstanding securities of Pegasus entitled to vote.

                                TABLE OF CONTENTS

                                                                                                                  Page
VOTING AND REVOCABILITY OF PROXIES...................................................................................1
PROPOSAL 1.  ELECTION OF DIRECTORS...................................................................................3
PROPOSAL 2.  APPROVAL OF THE PEGASUS COMMUNICATIONS CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN....................7
PROPOSAL 3.  APPROVAL OF THE PEGASUS COMMUNICATIONS CORPORATION EXECUTIVE INCENTIVE PLAN............................10
PROPOSAL 4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.................................................12
PROPOSAL 5.  OTHER MATTERS..........................................................................................12
ADDITIONAL INFORMATION..............................................................................................13
         Compliance with Section 16(a) of the Exchange Act..........................................................13
         Executive Compensation.....................................................................................13
         Compensation Committee Interlocks and Insider Participation................................................16
         Compensation Committee Report on Executive Compensation....................................................17
         Performance Graph..........................................................................................19
         Principal Stockholders.....................................................................................20
         Certain Relationships and Related Transactions.............................................................23
         Audit Committee Report.....................................................................................27
         Additional Information Regarding the Auditors..............................................................27
         Stockholder Proposals......................................................................................28
         Miscellaneous..............................................................................................28

Appendix A: Pegasus Communications Corporation 2001 Employee Stock Purchase Plan...................................A-1
Appendix B: Pegasus Communications Corporation Executive Incentive Plan............................................B-1
Appendix C: Pegasus Communications Corporation Audit Committee Charter.............................................C-1

                       VOTING AND REVOCABILITY OF PROXIES

         On each matter voted upon at the Meeting and any adjournment or postponement thereof, holders of Class A common stock and Class B common stock will vote together as a single class. Each record holder of Class A common stock will be entitled to one vote per share, and each record holder of Class B common stock will be entitled to ten votes per share.

         The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote generally at the meeting is necessary to constitute a quorum. Directors are to be elected by a plurality of the votes of the shares whose holders are present, in person or by proxy, at the Meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. Approval of Proposals 2, 3 and 4 require the affirmative vote of a majority of the votes of the shares whose holders are present, in person or by proxy, at the Meeting and entitled to vote. If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on the matter. Abstentions will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether a matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

         Shares may be voted at the Meeting in person or by proxy. Stockholders of record can give a proxy to be voted at the Meeting: (1) over the telephone by calling the toll-free number identified on the enclosed proxy card; (2) on the internet by visiting the website indicated on the enclosed proxy card; or (3) by completing and mailing in the enclosed proxy card. If you vote by telephone or internet, you do not need to return your proxy card. Stockholders who hold their shares through a broker (in "street name") should follow the voting instructions provided by their broker.

         The telephone and internet voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or on the internet, please refer to the specific instructions contained in the enclosed proxy card. If you wish to vote using the enclosed proxy card, please sign and return your signed proxy to us before the Meeting, and we will vote your shares as you direct. Stockholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies. These charges must be borne by the stockholder.

         All valid proxies received prior to the Meeting will be voted. Unless marked to the contrary, such proxies will be voted "FOR" the election of all nominees for director named herein; "FOR" the approval of the Pegasus Communications Corporation 2001 Employee Stock Purchase Plan; "FOR" the approval of the Pegasus Communications Corporation Executive Incentive Plan; and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Pegasus' independent accountants for 2001. If any other business is brought before the Meeting, the proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to the proxy being voted at the Meeting by (1) filing with the Secretary of Pegasus an instrument revoking it or a duly executed proxy bearing a later date, (2) by attending the Meeting and giving notice of such revocation, or (3) by subsequently voting by telephone or through the internet. Attendance at the Meeting does not by itself constitute revocation of a proxy.

         In addition to the use of the mails, telephone and internet, proxies may be solicited by the directors, officers and employees of Pegasus, without additional compensation, by personal interview, telegram, or otherwise. Arrangements also may be made with brokerage houses and other custodians, nominees and for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Pegasus may reimburse them for their reasonable out-of-pocket and clerical expenses.

         Marshall W. Pagon, Pegasus' President, Chief Executive Officer and Chairman of the Board controls the vote of the Class B common stock. Because the Class B common stock has ten votes per share, Mr. Pagon controls a majority of the voting power of the Class A common stock and Class B common stock when holders of Class A common stock and Class B common stock vote together as a single class. Mr. Pagon has informed Pegasus that he intends to vote his shares of Class A common stock and Class B common stock in favor of Proposals 1, 2, 3 and 4 which means that these Proposals will be approved regardless of the votes of Pegasus' other stockholders. Mr. Pagon is required by the voting agreement described below to vote for certain nominees for election as directors.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The board of directors has nominated eight persons for election as directors whose terms will expire at the 2002 annual meeting of stockholders, or when their successors are duly elected and qualified. The nominees are Marshall
W. Pagon, Ted S. Lodge, Robert F. Benbow, Harry F. Hopper III, James J. McEntee, III, Mary C. Metzger, William P. Phoenix, and Robert N. Verdecchio, all of whom are currently directors of Pegasus. William P. Collatos currently is a member of the board of directors but is not standing for election at the Meeting.

         Under the terms of the voting agreement, described below in "ADDITIONAL INFORMATION -- Certain Relationships and Related Transactions -- Voting Agreement," as now in effect, Mr. Pagon and affiliates of Alta Communications are required to cause their shares to be voted for election of Messrs. Pagon, Benbow, Lodge and Verdecchio. As of the Record Date, the shares covered by the voting agreement represented 95,483,580 of the votes or approximately 69% of the voting power entitled to vote at the Meeting. As a consequence, the parties to the voting agreement have sufficient power to vote for the election of all of those four nominees nominated by the board of directors without the vote of any other stockholders. Mr. Pagon controls a total of 92,433,688 of the votes, or approximately 67% of the voting power and therefore has the power to elect the other nominees without the vote of any other stockholders.

         If any nominee should be unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of such substitute as the board of directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of Pegasus. Pegasus Communications effected a new holding company structure as of February 22, 2001. On that date Pegasus Communications became the new parent company of Pegasus Satellite Communications, Inc. (formerly named Pegasus Communications Corporation). The directors listed below became directors of Pegasus Communications as of the date of reorganization in 2001. Prior to that time, these individuals served as directors of Pegasus Satellite. All of these individuals currently serve as directors of Pegasus Communications, Pegasus Satellite and Pegasus Media & Communications, Inc., a direct subsidiary of Pegasus Satellite. References to Pegasus set forth below in the biographies refer to Pegasus Satellite. Messrs. Pagon and Lodge hold the same positions with Pegasus Communications as they do with Pegasus Satellite.

         Marshall W. Pagon has served as President, Chief Executive Officer and Chairman of the Board of Pegasus since its incorporation and served as Treasurer of Pegasus from its incorporation to June 1997. From 1991 to October 1994, when the assets of various affiliates of Pegasus, principally limited partnerships that owned and operated Pegasus' television and cable operations, were transferred to subsidiaries of Pegasus Media & Communications, Inc., a subsidiary of Pegasus, entities controlled by Mr. Pagon served as the general partner of these partnerships and conducted the business of Pegasus. Mr. Pagon's background includes over 20 years of experience in the media and communications industry. Mr. Pagon is one of his own designees to the board of directors pursuant to the amended voting agreement. Mr. Pagon is 45 years old.

         Ted S. Lodge has been a director of Pegasus since May 5, 2000 and serves as its Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. Mr. Lodge has served as Senior Vice President, Chief Administrative Officer, General Counsel and Assistant Secretary of Pegasus since July 1, 1996. In July 2000, he became an Executive Vice President. In June 1997, Mr. Lodge became Pegasus' Secretary. From June 1992 through June 1996, Mr. Lodge practiced law with the law firm of Lodge & Company. During that period, Mr. Lodge was engaged by Pegasus as its outside legal counsel in connection with various matters. Mr. Lodge currently is serving as a director of Pegasus as one of Mr. Pagon's designees to the board of directors pursuant to the amended voting agreement. Mr. Lodge is 44 years old.

         Robert F. Benbow has been a director of Pegasus since May 5, 2000. Mr. Benbow has been a director of Golden Sky and its predecessors from February 1997 to May 5, 2000. He is a Vice President of Burr, Egan, Deleage & Co., a private venture capital firm, and a Managing General Partner of Alta Communications, Inc., a private venture capital firm. Prior to joining Burr, Egan, Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was a Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. Additionally, he serves as a director of Diveo Broadband Networks, Inc., a fixed wireless local loop service provider throughout South America, and of Advanced Telcom Group, Inc., a competitive local exchange carrier. Mr. Benbow currently is serving as a director of Pegasus designated by affiliates of Alta Communications pursuant to the amended voting agreement. Mr. Benbow is 65 years old.

         Harry F. Hopper III has been a director of Pegasus since April 27, 1998. From June 1996 until April 27, 1998, Mr. Hopper had been a director of Digital Television Services, or a manager of its predecessor limited liability company. Mr. Hopper is a Managing Director of Columbia Capital Corporation and Columbia Capital LLC, which he joined in January 1994. Columbia Capital is a venture capital firm with an investment focus on communications services, network infrastructures and technologies and electronic commerce. Mr. Hopper is also a director of Affinity, Inc., a web-hosting company, Pihana Pacific Corporation, a Pan-Asian Internet peering and data center company, Xemod, Inc., a producer of next-generation linear power amplifiers, Singleshop, Inc., a business-to-business, outsourced Internet shopping platform, and Broadslate Networks, Inc., a digital broadband subscriber line service provider. Mr. Hopper currently is one of Mr. Pagon's designees on the board of directors and is proposed for election at the Meeting as one of the directors designated as an independent director under the voting agreement. Mr. Hopper is 47 years old.

         James J. McEntee, III has been a director of Pegasus since October 8, 1996. Mr. McEntee is of counsel to the law firm of Lamb, Windle & McErlane, P.C. and had been a Principal of that law firm and Chairman of its Business Department from 1995 through March 1, 2000. He is also a Principal in Harron Capital, L.P., a venture capital firm focused on new and traditional media ventures, and he is a Chairman of the Board of Directors of Around Campus, Inc., a company in the business of publishing college student directories and creating marketing opportunities in college communities. He is also a director of the Bancorp.Com, an affiliate based Internet bank, and is a director of efoodpantries.com, an Internet company in the business of selling and marketing specialty food products, and a director of several other private companies. Mr. McEntee is one of the directors designated as an independent director under the voting agreement. Mr. McEntee is 43 years old.

         Mary C. Metzger has been a director of Pegasus since November 14, 1996. Ms. Metzger has been Chairman of Personalized Media Communications L.L.C. and its predecessor company, Personalized Media Communications Corp., since February 1989. Ms. Metzger has also been Managing Director of Video Technologies International, Inc. since June 1986. Ms. Metzger is one of the directors designated as an independent director under the amended voting agreement. She is also a designee of Personalized Media Communications under an agreement between Pegasus and Personalized Media. See "ADDITIONAL INFORMATION - Certain Relationships and Related Transactions - Investment in Personalized Media Communications, L.L.C. and Licensing of Patents." Ms. Metzger is 55 years old.

         William P. Phoenix has been a director of Pegasus since June 17, 1998. He is a Managing Director of CIBC World Markets Corp. and co-head of its Credit Capital Markets Group. Mr. Phoenix is also a member of CIBC World Markets Corp.'s credit investment and risk committees. Prior to joining CIBC World Markets Corp. in 1995, Mr. Phoenix had been a Managing Director of Canadian Imperial Bank of Commerce with management responsibilities for the bank's acquisition finance, mezzanine finance and loan workout and restructuring businesses. Mr. Phoenix joined Canadian Imperial Bank of Commerce in 1982. Mr. Phoenix is one of the directors designated as an independent director pursuant to the amended voting agreement. Pegasus and CIBC have engaged in various transactions. See "ADDITIONAL INFORMATION - Certain Relationships and Related Transactions - CIBC World Market Corp. and Affiliates." Mr. Phoenix is 43 years old.

         Robert N. Verdecchio has been a director of Pegasus since December 18, 1997. He served as Pegasus' Senior Vice President, Chief Financial Officer and Assistant Secretary from its inception to March 22, 2000 and as Treasurer from June 1997 until March 22, 2000. He also performed similar functions for Pegasus Media's affiliates and predecessors in interest from 1990 to March 22, 2000. Mr. Verdecchio is a certified public accountant and has over 15 years of experience in the media and communications industry. He is now a private investor. Mr. Verdecchio currently is serving as a director of Pegasus as one of Mr. Pagon's designees to the board of directors pursuant to the amended voting agreement. Mr. Verdecchio is 44 years old.

Information Concerning Meetings and Certain Committees

         The board of directors held seven meetings during 2000. Pegasus has a standing audit committee, a standing compensation committee and a standing nominating committee of its board of directors.

         The audit committee reviews (i) the scope of Pegasus' audit, (ii) the corporate accounting practices and policies with Pegasus' independent accountants and recommends to whom reports should be submitted within Pegasus,
(iii) the final report of Pegasus' independent accountants, and (iv) overall accounting and financial controls with internal and independent accountants. The audit committee is also available to the independent accountants during the year for consultation purposes. Messrs. McEntee and Phoenix (serving as Chairman) are current members of the audit committee. During 2000, the audit committee met four times.

         The compensation committee establishes the salaries of executive officers and makes recommendations to or has the authority of the board of directors regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors may participate. Messrs. Benbow, Hopper and McEntee (serving as Chairman) are the current members of the compensation committee. The compensation committee met once during 2000.

         The nominating committee nominates all persons (other than the designees of Mr. Pagon and affiliates of Alta Communications pursuant to the amended voting agreement) to serve as directors of Pegasus. The nominating committee will not consider nominees recommended by Pegasus' stockholders. Mr. Pagon, Mr. Benbow and Ms. Metzger are the current members of the nominating committee. During 2000, Mr. Pagon, Ms. Metzger and Mr. Smith (who resigned from the board of directors effective February 16, 2001) constituted the nominating committee. The nominating committee met once in 2000.

         During 2000, all incumbent directors, except for Mr. Collatos (who is not standing for re-election) attended in person or by conference telephone at least 75% of the total number of meetings of the board of directors and committees of the board on which they served during their incumbency.

Compensation of Directors

         Under Pegasus' by-laws, each director is entitled to receive such compensation, if any, as may from time to time be fixed by the board of directors. Pegasus currently pays its directors who are not employees or officers of Pegasus an annual retainer of $10,000 plus $750 for each board meeting attended in person, $375 for each meeting of a committee of the board and $375 for each board meeting held by telephone. The annual retainer is payable, at each director's option, in cash or in the form of options to purchase Pegasus' Class A common stock. Pegasus also reimburses each director for all reasonable expenses incurred in traveling to and from the place of each meeting of the board or committee of the board.

         On December 14, 2000, Robert F. Benbow, William P. Collatos, Harry F. Hopper III, James J. McEntee, III, Mary C. Metzger, William P. Phoenix, Riordon
B. Smith, and Robert N. Verdecchio, who were then all of Pegasus' non-employee directors, each received options to purchase 10,000 shares of Class A common stock under Pegasus' Stock Option Plan. Each option vests in annual installments of 5,000 shares beginning on the first anniversary of the date of grant, and was issued at an exercise price of $22.00 per share, the closing price of the Class A common stock on the date prior to the date of the grant, and is exercisable until the tenth anniversary from the date of grant.

      THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH
                          OF THE NOMINEES FOR DIRECTOR.

       PROPOSAL 2. APPROVAL OF THE PEGASUS COMMUNICATIONS CORPORATION 2001
                          EMPLOYEE STOCK PURCHASE PLAN

         The board recommends that stockholders approve the Pegasus Communications Corporation 2001 Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to enable Pegasus' eligible employees or employees of any participating subsidiary of Pegasus, through payroll deductions, to purchase shares of Pegasus' Class A common stock and thus to encourage stock ownership by Pegasus' employees and to encourage the continued employment of such employees. The compensation committee of the board has adopted the Employee Stock Purchase Plan pursuant to direction of the board and subject to approval by Pegasus' stockholders.

         The text of the Employee Stock Purchase Plan is attached as Appendix A to this proxy statement. The following description of the Employee Stock Purchase Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Employee Stock Purchase Plan.

         1. Number of Shares. The aggregate maximum number of shares of Class A common stock which may be issued pursuant to options granted under the Employee Stock Purchase Plan will be 3,000,000 (subject to adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in Pegasus' capitalization). The shares issued under the Employee Stock Purchase Plan may be authorized but unissued shares or reacquired shares, and Pegasus may purchase shares on the open market required for this purpose, from time to time, if it deems such purchase to be advisable. The closing price of a share of Class A common stock on the Nasdaq National Market System on March 23, 2001 was $22.688.

         2. Administration. The Employee Stock Purchase Plan will be administered by a committee (the "Committee") appointed by the compensation committee of the board of directors. The Committee shall have full authority, in its discretion but subject to the express provisions of the Employee Stock Purchase Plan, to: (a) interpret the Employee Stock Purchase Plan; (b) make, amend, and rescind rules and regulations relating to the Employee Stock Purchase Plan; (c) determine the terms and provisions of the instruments by which options may be evidenced; and (d) make all other determinations necessary or advisable for the administration of the Employee Stock Purchase Plan.

         3. Eligibility. Any employee of Pegasus or certain subsidiary corporations who has completed at least 30 days' employment may participate in the Employee Stock Purchase Plan, except that an employee who, after exercising his or her rights to purchase stock under the Employee Stock Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of Pegasus stock, will not be eligible to participate in the Employee Stock Purchase Plan. As of December 31, 2000, if the Employee Stock Purchase Plan had been in effect, approximately 1,175 employees would have been eligible to participate in the Employee Stock Purchase Plan.

         4. Option Terms. Options to purchase shares of Class A common stock will be deemed granted to participating employees as of the first business day of each option term. An "option term" is a calendar quarter. The first option grant will be July 2, 2001 (or such later date as determined by the Committee). Subsequent option grants will be made as of the first business day of each subsequent calendar quarter and will be exercisable on the last business day of each such quarter (i.e., each January 1 to March 31, April 1 to June 30, July 1 to September 30, and October 1 to December 31 shall be an option term). Payroll deductions will be accumulated during an option term and purchases of shares will occur on the last business day of each option term (from the amounts accumulated during that option term).

         5. Participation. An eligible employee may become a participant in the Employee Stock Purchase Plan for an option term by authorizing Pegasus to have deductions of up to 10% made from his or her basic rate of compensation paid during the option term. If an employee first becomes eligible for the Employee Stock Purchase Plan after the commencement of an option term, the employee shall be eligible to participate effective as of the first business day of the option term immediately following the date he or she first becomes eligible. Payroll deduction amounts under the Employee Stock Purchase Plan will be held as Pegasus' general assets. During an option term, an employee may not change his or her percentage of payroll deduction. An employee may not withdraw any contributed funds other than by terminating participation in the Employee Stock Purchase Plan (as described below).

         6. Purchase Price. The purchase price for each share (the "Purchase Price") will be equal to the lesser of (i) 85% of the fair market value of the Class A common stock on the first business day of the applicable option term, or
(ii) 85% of the fair market value of the Class A common stock on the last business day of the applicable option term. For purposes of the Employee Stock Purchase Plan, the per share fair market value of the Class A common stock on the relevant date will equal the quoted closing price on that day.

         7. Exercise of Option. Subject to the limits of the Employee Stock Purchase Plan, on the last business day of each option term, a participating employee's option is automatically exercised for the number of whole shares of Class A common stock purchasable with his or her accumulated payroll deductions under the Employee Stock Purchase Plan for such option term. An employee must be employed on the last day of the option term in order to acquire stock for that option term under the Employee Stock Purchase Plan.

         8. Accrual Limitation. No employee may be granted an option under the Employee Stock Purchase Plan which permits his or her rights to purchase stock under the Employee Stock Purchase Plan and all other "employee stock purchase plans" of Pegasus and any parent or subsidiary to accrue at a rate that exceeds $25,000 in fair market value of the Class A common stock (determined at the time each option is granted) for each calendar year.

         9. Termination of Participation. A participating employee will be refunded all payroll deductions held on his or her behalf, and his or her participation in the Employee Stock Purchase Plan will be terminated, if: (a) the employee elects to terminate participation and withdraw his or her payroll deductions by providing notice to that effect; (b) the employee ceases to be employed by Pegasus or a participating subsidiary; (c) the board of directors or the compensation committee elects to terminate the Employee Stock Purchase Plan; or (d) the employee ceases to be eligible to participate in the Employee Stock Purchase Plan. However, termination of participation during an option term will not affect an employee's ability to participate in later option terms, provided the employee continues to satisfy the eligibility requirements of the Employee Stock Purchase Plan.

         10. Nonassignability. No participating employee may assign his or her payroll deductions or options to purchase shares of Class A common stock under the Employee Stock Purchase Plan, whether voluntarily, by operation of law or otherwise. However, the right to receive a return of accumulated payroll deductions (if any) after death of the employee may be transferred by will or by the laws of descent and distribution.

         11. Amendment. The board or the compensation committee may, at any time, amend the Employee Stock Purchase Plan in any respect; provided, however, that without approval of the stockholders, no amendment shall be effective to (a) increase the number of shares that may be made available for purchase under the Employee Stock Purchase Plan, (b) change the eligibility requirements for participating in the Employee Stock Purchase Plan, or (c) otherwise cause options issued under the Employee Stock Purchase Plan to fail to meet Section 423 of the Internal Revenue Code.

         12. Termination. The board or the compensation committee may terminate the Employee Stock Purchase Plan at any time. In any event, the Employee Stock Purchase Plan shall, without further action of the board or the compensation committee, terminate at such time as all shares of Class A common stock that may be made available for purchase under the Employee Stock Purchase Plan have been issued.

         13. Federal Income Tax Aspects of the Employee Stock Purchase Plan. Based on the advice of counsel, Pegasus believes that, under federal tax laws and regulations in effect on March 1, 2001, the federal income tax consequences to Pegasus and the participating employees receiving options pursuant to the Employee Stock Purchase Plan will be as follows:

         The Employee Stock Purchase Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code. Under Section 423, no income will be recognized for federal income tax purposes by participants when they are granted an option under the Employee Stock Purchase Plan at the beginning of an option term or upon purchase of shares at the end of an option term. Pegasus receives no deduction at either the applicable grant date or end of an option term. If the shares acquired by a participant pursuant to an option granted under the Employee Stock Purchase Plan are disposed of more than two years after the applicable grant date (or if the participant dies while owning the shares), the participant will recognize ordinary income to the extent of the lesser of:
(a) the purchase price discount of the shares at the applicable grant date; or
(b) the amount by which the fair market value of the shares at the time of disposition exceeded the price paid for the shares. Additional gain, if any, will be taxed as capital gain, which will either be short-term (if less than 12 months have elapsed since the end of the option term) or long-term (if at least 12 months have elapsed since the end of the option term). Net capital gain, which is the excess of net long-term capital gain for the year over net short-term capital loss for the year, is currently taxed at a maximum capital gain rate of 20 percent. Pegasus receives no deduction if the shares are disposed of more than two years after the applicable grant date of the option term in which they are acquired.

         If the shares are disposed of within two years from the applicable grant date of an option term, the participant will recognize ordinary income in the year of disposition in the amount by which the fair market value of the shares on the date of acquisition exceeded the price paid for the shares. Any additional gain or loss on the disposition of the shares is treated as short-term or long-term capital gain or loss, depending on how long the shares were held by the participant. Pegasus may take a deduction in the year a participant makes a disqualifying disposition (i.e., disposes of shares within two years from the applicable grant date) to the extent the participant recognizes ordinary income on the disposition, subject to Sections 83 and 162(m) of the Code.

         This is not a complete summary of the effect of Federal income taxation upon employees under the Employee Stock Purchase Plan. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an employee may reside.

       THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE PEGASUS COMMUNICATIONS CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN.

         PROPOSAL 3. APPROVAL OF THE PEGASUS COMMUNICATIONS CORPORATION
                            EXECUTIVE INCENTIVE PLAN

         The Board recommends that stockholders approve the Pegasus Communications Corporation Executive Incentive Plan (the "Incentive Plan"), so that awards under the Incentive Plan will qualify as performance-based compensation not subject to a limit on deductibility. Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted by Pegasus in any tax year with respect to each of Pegasus' named executive officers. However, certain performance-based compensation, such as compensation payable under the Incentive Plan, is not subject to this deductibility limit if stockholder approval is obtained. The Incentive Plan was adopted by the board in March 2001, subject to approval by Pegasus' stockholders.

         The Incentive Plan is intended to provide key employees, who are in a position to contribute materially to the success of Pegasus and its subsidiaries, with an opportunity to receive an annual incentive bonus based on the achievement of objective, pre-established criteria and performance targets as approved by the compensation committee or a subcommittee of the compensation committee (the "Incentive Committee"). If approved, the Incentive Plan would become effective April 1, 2001, and would continue (subject to future stockholder approval as required by Section 162(m)), unless terminated by the board or the compensation committee.

         The following summary of the Incentive Plan is qualified in its entirety by the complete text of the Incentive Plan as set forth in Appendix B to this proxy statement.

         The Incentive Plan is applicable to corporate officers and other key employees of Pegasus or a subsidiary, group or division of Pegasus who may be designated by the Incentive Committee to participate in the Incentive Plan. The Incentive Plan provides for annual cash awards, based on the extent to which performance targets are achieved in the preceding year. Although no committee determination has been made yet, it is anticipated that all of Pegasus' named executive officers (at least five employees, including the CEO) will participate in the Incentive Plan. The Incentive Committee will determine which employees may participate in the Incentive Plan on an annual basis.

         The incentive bonus payable to participants under the Incentive Plan with respect to the first year (April 1, 2001 through December 31, 2001) and subsequent calendar years will be determined by:

         (a) assigning each participant a specified percentage of his or her base salary for the year;
         (b) multiplying the participant's salary by the specified percentage to determine his or her target incentive amount ("Target Award");
         (c) establishing performance criteria and targets for each participant;
         (d) determining the extent of achievement of the pre-established performance targets for each criterion, weighted by the relative importance of each performance criteria for the participant as determined by the Incentive Committee; and
         (e) multiplying the Target Award by the weighted average percentage representing the extent to which the performance targets were achieved.

         The award payable to any participant will vary from the Target Award, depending upon whether, or the extent to which, performance targets were achieved. The Incentive Plan is not funded.

         Performance criteria, targets and their weightings are established annually by the Incentive Committee. The performance criteria which may be selected for named executive officers are earnings per share, net income, net operating income, pre-tax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to stockholders, pre-marketing cash flow, cash flow, EBITDA and subscriber growth. One or more performance criteria will be established for Pegasus and for each subsidiary, group or division for each year.

         The Incentive Committee will establish a performance target for each criterion and will certify as to the performance level achieved before any payments are made. The Incentive Committee may not increase the amount of compensation that would otherwise be payable to a named executive officer upon achievement of performance targets, but it may reduce a participant's award if it believes such action would be in the best interest of Pegasus and its stockholders. Awards will be paid as soon as practicable after the close of the year for which they are earned. No award will be payable to any participant who is not an employee on the date the award is scheduled to be paid, with certain exceptions in the event of death, disability, change of control, retirement and involuntary termination other than for cause.

         It is not possible to determine at this time the bonus amounts that would be payable under the Incentive Plan for 2001 performance. However, the maximum award that can be paid to any individual with respect to any year is $5 million.

         The board or the compensation committee may from time to time suspend or discontinue the Incentive Plan or revise, amend or terminate the Incentive Plan. However, stockholder approval is required to change the class of individuals eligible to participate in the Incentive Plan, the performance criteria from which the Incentive Committee may select, and the maximum amount payable to any individual with respect to any year. It is Pegasus' policy to take all reasonable action to maximize the deductibility of all performance-based compensation. Therefore, the board recommends that the Incentive Plan be approved by the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE PEGASUS
              COMMUNICATIONS CORPORATION EXECUTIVE INCENTIVE PLAN.

       PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP served as Pegasus' independent accountants for 1998, 1999 and 2000 and has been selected by the board of directors to serve in the same capacity for 2001. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of independent accountants by the stockholders is not required by law or Pegasus' bylaws. Pegasus has submitted this matter to the stockholders because it believes it to be good practice to do so. The affirmative vote of holders of outstanding shares of Class A common stock and Class B common stock with a majority of the votes present, in person or by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP. If a majority of the votes cast on this matter are not cast in favor of the ratification of PricewaterhouseCoopers LLP, Pegasus will appoint other independent accountants as soon as practicable and before the close of 2001.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she so desires.

       THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE
        APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS PEGASUS' INDEPENDENT
                             ACCOUNTANTS FOR 2001.

                            PROPOSAL 5. OTHER MATTERS

         The board of directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires Pegasus' directors and executive officers, as well as persons beneficially owning more than ten percent of a registered class of Pegasus' equity securities (collectively, the "Covered Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish Pegasus with copies of such reports.

         Based on Pegasus' review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, Pegasus believes that all filings required to be made by the Covered Persons for 2000 were made on a timely basis.

Executive Compensation

         The following table sets forth certain information for Pegasus' last three fiscal years concerning the compensation paid to the Chief Executive Officer and to each of Pegasus' four most highly compensated officers. The most highly compensated officers are those whose total annual salary and bonus for the fiscal year ended December 31, 2000, exceeded $100,000.

                                                           Summary Compensation Table

                                                                                             Long-Term
                                             Annual Compensation                        Compensation Awards
                                             -------------------                     ----------------------------
                                                                                                       Securities
                             Principal                               Other Annual      Restricted      Underlying       All Other
          Name               Position        Year        Salary      Compensation    Stock Award(1)    Options(2)    Compensation(3)
          ----               --------        ----        ------      ------------    --------------    ----------    ---------------
Marshall W. Pagon......   President and      2000      $330,769       $40,150(4)           --           156,822(5)     $63,728(6)
                          Chief              1999      $274,743            --           $124,978        380,000        $60,096(6)
                          Executive          1998      $200,000            --           $ 77,161        170,000        $67,274(6)
                          Officer

Ted S. Lodge...........   Executive Vice     2000      $207,404       $58,000(7)        $ 41,935         75,000         $3,900
                          President,         1999      $164,647       $50,000(7)        $ 54,067        170,000         $3,600
                          Chief              1998      $150,000           --            $ 30,851        120,000         $9,263
                          Administrative
                          Officer and
                          General Counsel

Howard E. Verlin.......   Executive Vice     2000      $185,539       $55,000(7)        $244,961         75,000         $2,100
                          President          1999      $155,974       $45,000(7)        $ 99,975        190,000         $1,620
                                             1998      $135,000            --           $110,150         80,000         $5,480

Kasin Smith............   Vice President     2000      $151,674       $16,500(7)           --            51,142(5)     $10,090
                          and Chief          1999      $108,022            --              --           100,000         $2,021
                          Financial          1998      $ 24,103(8)         --              --                --             --
                          Officer

Nicholas A. Pagon(9)...   Former Senior      2000      $161,011            --              --             1,364(5)      $6,143
                          Vice President     1999      $133,442            --              --            90,000         $2,822
                          of Broadcast       1998      $ 92,358            --              --            80,000         $2,027
                          Television

--------------------------
(1) During 2000, an aggregate of 858 and 5,012 shares were granted to Messrs. Lodge and Verlin, respectively, on January 1, 2000. Based upon the closing price of the Class A common stock on December 29, 2000 of $25.75 per share, the shares awarded to Messrs. Lodge and Verlin during fiscal 2000 had a value of $22,093.50 and $129,059, respectively, on December 31, 2000. During 1999, 6,328, 2,938 and 5,062 shares were issued to Messrs. Marshall Pagon, Lodge and Verlin. During 1998, 7,218, 2,886 and 10,304 shares were issued to Messrs. Marshall Pagon, Lodge and Verlin, respectively. Generally, awards made under Pegasus' restricted stock plan vest based upon years of service with Pegasus from the date of initial employment. Shares issued are vested 34% after two years of employment, an additional 33% after three years of employment and the remaining 33% vests upon four years of employment. As a consequence, all awards made to Messrs. Pagon and Verlin in 1998 and 1999 and Mr. Verlin in 2000 were fully vested on the date of grant. Mr. Lodge's employment with Pegasus began on July 1, 1996. Consequently, Mr. Lodge's awards granted in fiscal 1998, 1999 and 2000 were fully vested as of July 1, 2000, with the exception of 308 shares representing a special recognition award issued in 1999, which was fully vested upon issuance. The number of shares listed above have been adjusted to reflect the 2-for-1 stock split effective as of May 30, 2000.

(2) Adjusted to reflect stock split effective as of May 30, 2000.

(3) Unless otherwise indicated, the amounts listed represent Pegasus' contributions under its U.S. 401(k) plan.

(4) Represents the value of benefits received related to the plane available for use by Pegasus.

(5) Represents options issued under the restricted stock plan in lieu of receiving the award in cash or stock. In 2000, Messrs. Marshall Pagon, Smith and Nicholas Pagon received options to purchase 6,822, 1,142 and 1,364 shares, respectively. Options granted pursuant to Pegasus' restricted stock plan vest based upon years of service with Pegasus from the date of initial employment. Options issued are vested 34% after two years of employment, an additional 33% after three years of employment and the remaining 33% vest upon four years of employment. As a consequence, the options issued to Mr. Marshall Pagon were fully vested as of the date of grant, January 1, 2000. The options issued to Mr. Smith will be fully vested in September 2002. Due to Mr. Nicholas Pagon's resignation from Pegasus, 67% of his option grant was vested as of the date of his resignation. For information regarding exercise price and expiration date of these options, see the table below entitled "Option Grants in 2000."

(6) Of the amounts listed for Marshall W. Pagon in each of the years of 2000, 1999 and 1998, $53,728, represents the actuarial benefit to Mr. Pagon of premiums paid by Pegasus in connection with the split dollar agreement entered into by Pegasus with the trustees of insurance trust established by Mr. Pagon. See "ADDITIONAL INFORMATION - Certain Relationships and Related Transactions - Split Dollar Agreement." The remainder represents Pegasus' contributions under its U.S. 401(k) plan.

(7) Subject to limitations specified in Pegasus' restricted stock plan, an executive officer may elect to receive all or a portion of the award in the form of cash, stock or an option to purchase shares. The amounts listed reflect the cash portion of discretionary awards granted under the restricted stock plan.

(8) Kasin Smith became an employee of Pegasus on September 8, 1998.

(9) Nicholas A. Pagon became an employee of Pegasus on February 15, 1998 and resigned from Pegasus on March 23, 2001.

                              Option Grants in 2000

         Pegasus granted options to employees to purchase a total of 1,950,252 shares during 2000 of which 1,942,410 shares were granted under Pegasus' stock option plan and 7,842 were granted under Pegasus' restricted stock plan. The amounts set forth below in the columns entitled "5%" and "10%" represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

                                                                                  Potential Realizable Value
                                                                                  at Assumed Annual Rates of
                                                                                            Stock
                                                                                    Price Appreciation for
                                          Individual Grants                              Option Term
                     ----------------------------------------------------------------------------------------
                                        % of Total
                        Number of         Options
                        Securities      Granted to      Exercise
                        Underlying     Employees in      Price       Expiration
       Name          Options Granted    Fiscal Year    Per Share        Date          5%             10%
       ----          ---------------   ------------    ---------     ----------   ----------     ----------
Marshall W. Pagon......150,000             7.7%         $22.00       12/14/2010   $2,075,352     $5,259,350
                         6,822             0.3%         $48.88       01/01/2005            0             0

Ted S. Lodge............75,000             3.8%         $22.00       12/14/2010   $1,037,676     $2,629,675

Howard E. Verlin........75,000             3.8%         $22.00       12/14/2010   $1,037,676     $2,629,675

Kasin Smith.............50,000             2.6%         $22.00       12/14/2010     $691,784     $1,753,117
                         1,142             0.1%         $48.88       01/01/2005            0              0

Nicholas A. Pagon....... 1,364             0.1%         $48.88       01/01/2005            0              0

         The table below shows aggregated stock option exercises by the named executive officers in 2000 and 2000 year-end values. In-the-money options, which are listed in the last two columns, are those in which the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of Pegasus' Class A common stock on December 29, 2000, was $25.75 per share.

       Aggregate Option Exercises in 2000 and 2000 Year-End Option Values

                                                      Number of Securities         Value of the Unexercised
                                                     Underlying Unexercised        In-the-Money Options at
                                                   Options at Fiscal Year-End          Fiscal Year-End
                     ------------------------------------------------------------------------------------------
                       Shares
                     Acquired
                         on           Value
       Name           Exercise      Realized       Exercisable   Unexercisable   Exercisable    Unexercisable
       ----           --------      --------       -----------   -------------   -----------    -------------
Marshall W. Pagon.....       0          -          437,156         439,666       $5,195,700     $2,509,500
Ted S. Lodge..........       0          -          246,207         198,793       $3,181,635     $1,066,815
Howard E. Verlin......  36,360     $1,586,205      176,514         212,126       $1,842,945     $1,066,815
Kasin Smith ..........       0          -           34,255         117,087       $  104,638     $  385,500
Nicholas A. Pagon ....       0          -           69,581         101,783       $  542,000     $  753,000

Compensation Committee Interlocks and Insider Participation

         During 2000, the compensation committee of the board of directors generally made decisions concerning executive compensation of executive officers. The compensation committee consisted of James J. McEntee, III, Harry
F. Hopper III, and, since June 2, 2000, Robert F. Benbow. Mr. Benbow is associated with affiliates of Alta Communications that were formerly stockholders of Golden Sky. See "ADDITIONAL INFORMATION - Certain Relationships and Related Transactions - Acquisition of Golden Sky Holdings, Inc."

                          Compensation Committee Report
                            on Executive Compensation

Introduction

         Pursuant to rules established by the Securities and Exchange Commission, Pegasus is required to provide certain information with respect to compensation provided to Pegasus' Chief Executive Officer and its other executive officers. In fulfillment of this requirement, the compensation committee of the board of directors has prepared the following report addressing Pegasus' executive compensation policies for the fiscal year ended December 31, 2000, for inclusion in the proxy statement.

         The compensation committee reviews and recommends to or has the authority of the board of directors to establish salaries and adopt, extend, amend or terminate compensation plans in which officers or directors may participate. The compensation committee of Pegasus' board of directors consists entirely of non-employee directors, and the voting agreement described elsewhere in this proxy statement, provides that the compensation committee consist of one independent director (within the meaning of the voting agreement) and one director to be designated by affiliates of Alta Communications. During 2000, the compensation committee consisted of Harry F. Hopper III, James J. McEntee, III and prior to Pegasus' 2000 annual meeting of stockholders, Donald W. Weber and thereafter Robert F. Benbow. The compensation committee met once in 2000. Messrs. Benbow, Hopper and McEntee (serving as Chairman) are the current members of the compensation committee.

Compensation Policies

         Pegasus seeks to achieve the following goals with its executive compensation programs: attract and retain employees and motivate them to exercise their best efforts on behalf of Pegasus, and promote growth in stockholder value by providing employees restricted stock awards under the Restricted Stock Plan and grants of options to purchase Class A common stock of Pegasus under the Stock Option Plan. The compensation committee considers a number of factors when making specific executive compensation recommendations, including Pegasus' performance and the contribution of executive officers to Pegasus' performance.

Base Compensation

         Pegasus' executive compensation philosophy has always placed a high degree of emphasis on incentive compensation in the form of equity-based plans. As a result, in the opinion of the compensation committee, based upon information available to the committee on competitive salaries, the base compensation paid to Pegasus' executive officers in 2000 fell at the lower end of the range of salaries for similar positions in comparable media and communications companies.

Equity Incentive Plans

         Pegasus provides equity incentive compensation to its executive officers and employees primarily through its Restricted Stock Plan and Stock Option Plan.

         Restricted Stock Plan. During 2000, awards under this plan, other than excess and discretionary awards, were in proportion to annual increases in Pegasus' or a business unit's location cash flow. Pegasus believes that location cash flow is accepted within the media and communications industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of companies operating in this industry. Pegasus believes that compensation in the form of grants made under the Restricted Stock Plan, together with its other equity incentive plans, will result in greater increases in stockholder value than conventional stock option programs, because these plans create a clear cause and effect relationship between initiatives taken to increase location cash flow and the amount of incentive compensation that results therefrom.

         During 2000, the Restricted Stock Plan provided for four types of restricted stock awards that are made in the form of the Pegasus' Class A common stock: (i) profit sharing awards to general managers, department managers and corporate managers (other than executive officers); (ii) special recognition awards for consistency (team award), initiative (a team or individual award), problem solving (a team or individual award) and individual excellence; (iii) excess awards that are made to the extent that an employee does not receive a matching contribution under Pegasus' U.S. 401(k) Plan or Puerto Rico 401(k) Plan because of certain restrictions imposed by the Internal Revenue Code of 1986, as amended, or the Puerto Rico Internal Revenue Code, respectively; and (iv) discretionary restricted stock awards. An employee may elect to receive all or any portion of a discretionary award and/or a profit sharing award in the form of an option to purchase Pegasus' Class A common stock (and such options are generally granted as incentive stock options). An executive officer may also elect to have any discretionary award paid in cash, provided that the cash may not exceed one-third of the executive officer's base salary. Executive officers are eligible to receive awards under the Restricted Stock Plan consisting of (i) special recognition awards and discretionary awards determined by a committee of not fewer than two non-employee directors of Pegasus or the entire board of directors of Pegasus and (ii) excess awards. In 2000, Pegasus issued 31,989 shares of its Class A common stock and options to purchase 7,842 shares of its Class A common stock under the Restricted Stock Plan. Pegasus has made and intends to make additional grants to employees under the Restricted Stock Plan.

         Stock Option Plan. Employees are eligible to receive incentive stock options and nonqualified stock options under the Stock Option Plan subject to certain limits. Non-employee directors are eligible to receive nonqualified stock options under the Stock Option Plan. Currently five executive officers and seven non-employee directors are eligible to receive options under the Stock Option Plan. Among the options to purchase 1,942,410 shares of Class A common stock granted under the Plan in 2000, options to purchase an aggregate of 523,078 shares of Class A common stock were granted to executive officers and directors, options to purchase an aggregate of 723,532 shares of Class A common stock were issued in connection with the Golden Sky acquisition, to replace certain options granted under the Golden Sky Option Plans, and options to purchase 695,800 shares of Class A common stock were granted to all other employees. Pegasus intends to make future grants under the Stock Option Plan to a broad-based group of employees, including executive officers, senior managers, directors and other key employees.

Chief Executive Officer Compensation

         The compensation committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers. The salary received by the Chief Executive Officer in 2000 was based on the compensation policies discussed above.

                                            THE COMPENSATION COMMITTEE
                                            James J. McEntee, III (Chairman)
                                            Robert F. Benbow
                                            Harry F. Hopper III

Performance Graph

         The graph set forth below compares the cumulative total return to holders of Class A common stock of Pegasus with the cumulative total return of the Nasdaq Stock Market-U.S. Index and the cumulative total return to holders of common stock (unless otherwise noted) of the peer group that Pegasus has constructed, for the period beginning October 4, 1996, the date trading first began in Pegasus' Class A common stock on the Nasdaq National Market, through December 31, 2000. The peer group is composed of Adelphia Communications Corporation (Class A common stock), Comcast Corporation (Class A common stock), EchoStar Communications Corporation (Class A common stock), Gilat Satellite Networks Ltd., Globalstar Telecommunications Limited, Hughes Electronics Corporation, a wholly-owned subsidiary of General Motors Corporation (Class H Common Stock), Liberty Media Group, a wholly-owned subsidiary of AT&T Corp. (Class A Common Tracking Stock), News Corporation Limited, Sirius Satellite Radio, Inc. and XM Satellite Radio Holdings Inc. (Class A common stock). The graph assumes that the value of the investment in the relevant stock or index was $100 at October 4, 1996, and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending December 31. The closing market price of Pegasus' Class A common stock on December 29, 2000, was $25.75.

    Comparison of Cumulative Total Return for the Period from October 4, 1996
      Through December 31, 2000, Among Pegasus Communications Corporation,
             The NASDAQ Stock Market (U.S.) Index and the Peer Group


                               [GRAPHIC OMITTED]

                                                                                 Cumulative Total Return
                ---------------------------------------------------------------------------------------------------
                10/4/1966  12/96   3/97    6/97   9/97    12/97    3/98    6/98    9/98    12/98    3/99    6/99
PEGASUS
 COMMUNICATIONS
 CORP            100.00    98.21  78.57   79.46  153.57  148.21   164.29  150.00  113.84   179.02  200.00  281.70
NASDAQ STOCK
 MARKET (U.S.)   100.00   103.17  97.57  115.45  134.97  126.36   147.89  151.97  137.13   178.20  199.85  218.62
PEER GROUP       100.00    97.28  87.22   95.73  107.32  113.68   139.36  162.07  140.15   157.39  175.61  219.64

                             [RESTUBBED FOR ABOVE]

                -----------------------------------------------
                 9/99   12/99   3/00      6/00    9/00   12/00
PEGASUS
 COMMUNICATIONS
 CORP           322.32  698.21  1005.36  700.89  690.18  367.86
NASDAQ STOCK
 MARKET (U.S.)  224.06  331.18   371.73  323.20  297.43  199.30
PEER GROUP      202.64  288.23   344.14  297.67  295.00  201.36

Principal Stockholders

         The following table sets forth share information as of February 28, 2001 (unless otherwise indicated in the notes below) regarding the beneficial ownership of the Class A common stock and Class B common stock by (a) each stockholder known to Pegasus to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Class A common stock and Class B common stock, based upon Company records or the records of the Commission, (b) each director of Pegasus, (c) each of the named officers, and
(d) all executive officers and directors of Pegasus as a group. Each share of Class B common stock is currently convertible at the discretion of the holders into an equal number of shares of Class A common stock. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

            Name and address of                        Pegasus Class A Common       Pegasus Class B Common Stock        Voting
              Beneficial Owner                        Stock Beneficially Owned            Beneficially Owned             Power
              ----------------                     ------------------------------   ----------------------------        -------
                                                       Shares(1)              %           Shares(1)          %             %
                                                  --------------------       ----        ------------       ---           ----
Marshall W. Pagon(2) (3)....................        13,009,380(4)(5)(6)      23.3        9,163,800(5)       100           69.0
Ted S. Lodge................................           280,861(7)               *                -            -              *
Howard E. Verlin............................           287,637(8)               *                -            -              *
Kasin Smith ................................            59,606(9)               *                -            -              *
Nicholas A. Pagon...........................            81,463(10)              *                -            -              *
Robert F. Benbow............................        13,009,872(5)(11)        23.3        9,163,800(5)       100           69.0
William P. Collatos ........................            84,796(12)              *                -            -              *
Harry F. Hopper III.........................           402,868(13)              *                -            -              *
James J. McEntee, III.......................            42,759(14)              *                -            -              *
Mary C. Metzger.............................         2,431,492(15)            5.0                -            -            1.7
William P. Phoenix..........................            10,759(16)              *                -            -              *
Robert N. Verdecchio........................           245,777(17)              *                -            -              *
Alta Communications VI, L.P. and related
  entities (18).............................        13,009,380(5)            23.3        9,163,800(5)       100           69.0
FMR Corp. (19)..............................         2,445,527                5.3                -            -            1.7
T. Rowe Price Associates, Inc. and related
  entities (20).............................         3,226,500                7.0                -            -            2.3
Wellington Management Company,
  LLP (21)..................................         5,821,960               12.6                -            -            4.2
Directors and executive officers as a group
  (22) (consists of 12 persons).............        16,937,890               28.9        9,163,800          100           70.4

----------
* Represents less than 1% of the outstanding shares of Class A common stock or less than 1% of the voting power, as applicable.

(1) Reflects a 2-for-1 stock dividend effective as of May 30, 2000.

(2) The address of this person is c/o Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004.

(3) Pegasus Capital, L.P. holds 2,434,696 shares of Class B common stock. Mr. Pagon is the sole shareholder of the general partner of Pegasus Capital, L.P. and is deemed to be the beneficial owner of these shares. All of the 6,729,104 remaining shares of Class B common stock are owned by Pegasus Communications Holdings, Inc. and two of its subsidiaries. All the capital stock of Pegasus Communications Holdings, Inc. are held by Pegasus Communications Limited Partnership. Mr. Pagon controls Pegasus Communications Limited Partnership by reason of his ownership of all the outstanding voting stock of the sole general partner of a limited partnership that is, in turn, the sole general partner in Pegasus Communications Limited Partnership. Therefore, apart from the voting agreement described in note 5 below, Mr. Pagon is the beneficial owner of

     100% of Class B common stock with sole voting and investment power over all such shares.

(4) Includes 9,163,800 shares of Class B common stock, which are convertible into shares of Class A common stock on a one-for-one basis, and 477,952 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.

(5) As a consequence of being parties to the voting agreement (described elsewhere herein), each of these parties is deemed to have shared voting power over certain shares beneficially owned by them in the aggregate for the purposes specified in the voting agreement. Therefore, the parties to the voting agreement will each be deemed to be the beneficial owner with respect to 9,163,800 shares of Class A common stock issuable upon conversion of the all outstanding shares of the Class B common stock.

(6) This includes 279,214 shares of Class A common stock held in Pegasus' 401(k) plans, over which Mr. Pagon and another officer of Pegasus share voting power in their capacities as co-trustees.

(7) This include 3,000 shares of Class A common stock owned by Mr. Lodge's wife, of which Mr. Lodge disclaims beneficial ownership, and 265,843 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.

(8) This includes 197,627 shares of Class A common stock which are issuable upon the exercises of the vested portion of outstanding stock options.

(9) This includes 34,606 shares of Class A common stock which are issuable upon the exercises of the vested portion of outstanding stock options.

(10) This includes 69,581 shares of Class A common stock which are issuable upon the exercises of the vested portion of outstanding stock options.

(11) The information for Mr. Benbow includes 492 shares of Class A common stock which are issuable upon the exercises of the vested portion of outstanding stock options and all shares of Class A common stock held by Alta Communications VI, L.P., Alta Subordinated Debt Partners III, L.P. and Alta-Comm. S By S LLC as described below in note 18. Mr. Benbow is a general partner of Alta Communications VI, L.P. and Alta Subordinated Debt Partners III, L.P. Alta-Comm. S By S LLC is required to invest in the same securities as Alta Communications VI, L.P. Mr. Benbow disclaims beneficial ownership of all shares held directly by those entities, except for his pecuniary interest therein. The address of this person is One Post Office Square, Suite 3800, Boston, Massachusetts 02109.

(12) Mr. Collatos is not standing for election at the Meeting.

(13) This includes 10,832 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options, and 9,500 shares held by the Hopper Family Foundation, of which Mr. Hopper is the trustee and officer.

(14) This includes 30,759 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options and 2,000 shares held beneficially by Mr. McEntee's wife, of which Mr. McEntee disclaims beneficial ownership.

(15) This includes 400,000 shares of Class A common stock received in the investment by Pegasus in Personalized Media & Communications, L.L.C. of which Ms. Metzger is Chairman and warrants for 2,000,000 shares of Class A common stock exercisable by Personalized Media Communications, L.L.C. issued on May 8, 2000, under the same agreement. Ms. Metzger disclaims beneficial ownership of all shares held directly by Personalized Media, except for her pecuniary interest therein. Also includes 24,492 shares of Class A common stock, which are issuable upon the exercise of the vested portion of outstanding stock options. The address of Ms. Metzger is 110 East 42nd Street, Suite 1704, New York, New York, 10017.

(16) This includes 10,759 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options.

(17) This includes 120,343 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options.

(18) This includes the following number of Class A common stock held by the designated entity: Alta Communications VI, L.P. (1,878,027); Alta Subordinated Debt Partners III, L.P. (1,129,092); and Alta-Comm. S By S LLC (42,773). The address for such entities is One Post Office Square, Suite 3800, Boston, Massachusetts 02109. Based on information provided pursuant to 13G filed by such entities with the Securities and Exchange Commission on February 14, 2001.

(19) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109.

(20) These securities are owned by various individuals and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 2,550,000 shares, representing 5.4% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct and/or sole power to vote the securities. Price Associates has sole voting power for 382,000 shares of Pegasus stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The addresses of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. are 100 East Pratt St., Baltimore, Maryland 21202.

(21) Based on information provided pursuant to an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(22) This includes 1,243,286 shares of Class A common stock which are issuable upon the vested portion of outstanding stock options.

Certain Relationships and Related Transactions

Split Dollar Agreement

         In December 1996, Pegasus entered into a split dollar agreement with the trustees of an insurance trust established by Marshall W. Pagon. Under the split dollar agreement, Pegasus agreed to pay a portion of the premiums for certain life insurance policies covering Mr. Pagon owned by the insurance trust. The agreement provides that Pegasus will be repaid for all amounts it expends for such premiums, either from the cash surrender value or the proceeds of the insurance policies. The actuarial benefit to Mr. Pagon of premiums paid by Pegasus amounted to $53,728 in each of the years of 1998, 1999 and 2000.

Relationship with W.W. Keen Butcher and Affiliated Entities

         Pegasus entered into an arrangement in 1998 with W.W. Keen Butcher, the stepfather of Marshall W. Pagon and Nicholas A. Pagon, who until March 23, 2001 was a Senior Vice President of Pegasus, and certain entities controlled by Mr. Butcher and the owner of a minority interest in one of the entities. Under this agreement as modified in 1999, Pegasus agreed to provide and maintain collateral for up to $8.0 million in principal amount of bank loans to Mr. Butcher, his affiliated entities and the minority owner. Mr. Butcher and the minority owner must lend or contribute the proceeds of those bank loans to one or more of the entities owned by Mr. Butcher for the acquisition of television broadcast stations to be programmed by Pegasus pursuant to local marketing agreements.

         Under this arrangement, on November 10, 1998, Pegasus sold to one of the Butcher companies the FCC license for the television station then known as WOLF for $500,000 and leased certain related assets to the Butcher company, including leases and subleases for studio, office, tower and transmitter space and equipment, for ongoing rental payments of approximately $18,000 per year plus operating expenses. WOLF is now known as WSWB and is one of the television stations serving the Wilkes Barre/Scranton, Pennsylvania designated market area that is programmed by Pegasus. Mr. Butcher and the minority owner borrowed the $500,000 under the loan collateral arrangement described above. Concurrently with the closing under the agreement described above, one of the Butcher companies assumed a local marketing agreement, under which Pegasus provides programming to WSWB and retains all revenues generated from advertising in exchange for payments to the Butcher company of $4,000 per month plus reimbursement of certain expenses. The term of the local marketing agreement is three years, with two three-year automatic renewals. The Butcher company also granted Pegasus an option to purchase the station license and assets if it becomes legal to do so for the costs incurred by the Butcher company relating to the station, plus compound interest at 12% per year.

         On July 2, 1998, Pegasus assigned to one of the Butcher companies its option to acquire the FCC license for television station WFXU, which rebroadcasts WTLH pursuant to a local marketing agreement with Pegasus. The Butcher company paid Pegasus $50,000 for the option. In May 1999, the Butcher company purchased the station and assumed the obligations under the local marketing agreement with Pegasus. The Butcher company borrowed the $50,000 under the loan collateral arrangement, and granted Pegasus an option to purchase the station on essentially the same terms described above for WOLF. The local marketing agreement provides for a reimbursement of expenses by Pegasus and a term of five years, with one automatic five-year renewal.

         Pegasus currently provides programming under a local marketing agreement to television station WPME. Under the local marketing agreement, Pegasus also holds an option to purchase WPME. One of the Butcher companies acquired WPME and the FCC license from the prior owner in February 2001. Pegasus believes that the WOLF and WFXU transactions were done at fair value and that any future transactions that may be entered into with the Butcher companies or similar entities, including the WPME transaction as described, will also be done at fair value.

Acquisition of Golden Sky Holdings, Inc.

         On May 5, 2000, Pegasus acquired Golden Sky Holdings, Inc. through the merger of a subsidiary of Pegasus into Golden Sky. Prior to the merger, Golden Sky was the second largest independent provider of DIRECTV. Golden Sky operates in 24 states and its territories includes approximately 1.9 million households and 392,100 subscribers.

         In connection with the merger Pegasus issued approximately 12.2 million shares of its Class A common stock, including stock options, to stockholders and former employees of Golden Sky. Pegasus also granted registration rights to certain of Golden Sky's stockholders, including Alta and its affiliates and Spectrum and its affiliates. As a result of the Golden Sky merger and the amended voting agreement described below, Robert F. Benbow and William P. Collatos were elected to Pegasus' board of directors.

Voting Agreement

         In connection with Pegasus Satellite's acquisitions of Digital Television Services in 1998 and of Golden Sky in 2000, some of the principal stockholder groups of those two companies entered into, and later amended, a voting agreement with Pegasus Satellite and Mr. Marshall W. Pagon. The voting agreement provided those stockholder groups the right to designate members of Pegasus Communication's board of directors and required Mr. Pagon to cause all shares of Class A and Class B common stock whose vote he controls to be voted to elect those designees.

         Because of later events, only affiliates of Alta Communications currently have the right to designate a director. They have designated Mr. Benbow. Mr. Collatos was designated by Spectrum Equity Partners, but will not be renominated at the 2001 annual meeting of stockholders of Pegasus. Mr. Smith was designated by Fleet Venture Resources, but has resigned from the board of directors effective February 16, 2001, and Fleet is no longer party to the amended voting agreement.

         Under the amended voting agreement, Mr. Pagon has the right to designate four directors. His designees are currently himself and Messrs. Hopper, Lodge and Verdecchio. Currently, Messrs. McEntee and Phoenix and Ms. Metzger are independent directors, as defined in the voting agreement. Mr. Hopper, prior to May 2000, was the designee of one of the former stockholders of Digital Television Services. At Pegasus' 2001 annual meeting of stockholders, Mr. Hopper will be proposed for election as an independent director, as defined by the voting agreement, and if Mr. Hopper is so elected, Mr. Pagon will have the right to designate another director to the board.

Communications License Re-Auction

         Pegasus PCS Partners, LP, a partnership owned and controlled by Marshall W. Pagon, holds personal communications system licenses in Puerto Rico. Pegasus has made an investment of approximately $4.8 million in Pegasus PCS Partners in return for certain of the limited partnership interests of Pegasus PCS Partners. The limited partnership interests are held by Pegasus Development Corporation. Pegasus itself did not meet the qualification criteria for the FCC's re-auction in which Pegasus PCS Partners acquired one of its two licenses. Pegasus Satellite's interest in Pegasus PCS Partners was distributed to Pegasus

Communications in connection with the February 2001 holding company reorganization as a result of the distribution of the stock of Pegasus Development Corporation from Pegasus Satellite to Pegasus Communications. In February 2001, Pegasus PCS Partners sold one of its licenses. It is anticipated that the other license will be sold in the second quarter of 2001. Aggregate consideration for the sale of the two licenses amounts to approximately $30.0 million.

CIBC World Markets Corp. and Affiliates

         William P. Phoenix, a director of Pegasus, is a Managing Director of CIBC World Markets Corp. CIBC World Markets and its affiliates have provided various services to Pegasus and its subsidiaries since the beginning of 1997. CIBC World Markets has historically performed a number of services for Pegasus, including serving in the year 2000 and the first quarter of 2001, as dealer manager and information agent for an exchange offer of 12 3/4% Series A cumulative exchangeable preferred stock of Pegasus Satellite Communications, Inc., for Pegasus Communications Corporation's 12 3/4% Series A Cumulative Exchangeable Preferred Stock issued in connection with the holding company reorganization. CIBC World Markets received customary commissions for serving in this capacity.

         CIBC World Markets has also performed the following services for
Pegasus:

         o acted as one of the initial purchasers in Pegasus' January 2000 Rule 144A offering of $300.0 million in aggregate liquidation preference of Series C convertible preferred stock;

         o agreed to purchase, any and all Golden Sky notes, if any, tendered in response to Golden Sky's offer to purchase such notes;

         o issued letters of credit in connection with bridge financing obtained by Pegasus;

         o provided fairness opinions to Pegasus and/or its affiliates in connection with certain intercompany loans and other intercompany transactions;

         o acted as lender in connection with the Pegasus Media & Communications credit facility;

         o provided a fairness opinion in connection with the Golden Sky merger; and

         o acted as Administrative Agent in connection with a credit facility of Digital Television Services.

         In the first quarter of 2001 and during 2000, for services rendered, Pegasus or its subsidiaries paid to CIBC World Markets an aggregate of $250,000 and $4.4 million, respectively, in fees. Pegasus believes that all fees paid to CIBC World Markets in connection with the transactions described above were customary. Pegasus anticipates that it or its subsidiaries may engage the services of CIBC World Markets in the future.

Investment in Personalized Media Communications, L.L.C. and Licensing of Patents

         On January 13, 2000, Pegasus made an investment in Personalized Media Communications, L.L.C. Personalized Media is an advanced communications technology company that owns as intellectual property portfolio consisting of seven issued U.S. patents and over 10,000 claims submitted in several hundred pending U.S. patent applications. A majority of pending claims are based on a 1981 filing date, with the remainder based on a 1987 filing date. Mary C. Metzger, Chairman of Personalized Media and a member of Pegasus' board of directors, and John C. Harvey, Managing Member of Personalized Media and Ms. Metzger's husband, own a majority of and control Personalized Media as general partners of the Harvey Family Limited Partnership.

         A subsidiary of Personalized Media granted Pegasus an exclusive license for the distribution of satellite based services using Ku band BSS frequencies at the 101(degree), 110(degree) and 119(degree) west longitude orbital locations and Ka band FSS frequencies at the 99(degree), 101(degree), 103(degree) and 125(degree) west longitude orbital locations, which frequencies have been licensed by the FCC to affiliates of Hughes Electronics Corporation. In addition, Personalized Media granted to Pegasus the right to license on an exclusive basis and on favorable terms the patent portfolio of Personalized Media in connection with other frequencies that may be licensed to Pegasus in the future.

         The license granted by Personalized Media's subsidiary provides rights to all claims covered by Personalized Media's patent portfolio, including functionality for automating the insertion of programming at a direct broadcast satellite uplink, the enabling of pay-per-view buying, the authorization of receivers, the assembly of records of product and service selections made by viewers including the communication of this information to billing and fulfillment operations, the customizing of interactive program guide features and functions made by viewers and the downloading of software to receivers by broadcasters. Pegasus will pay license fees to Personalized Media of $100,000 per year for three years.

         Pegasus acquired preferred interests of Personalized Media for approximately $14.3 million in cash, 400,000 shares of Pegasus' Class A common stock and warrants to purchase 2.0 million shares of Pegasus' Class A common stock at an exercise price of $45.00 per share and with a term of ten years. After certain periods of time, Personalized Media may redeem the preferred interests, and Pegasus may require the redemption of preferred interests, in consideration for Personalized Media's transfer to Pegasus of Personalized Media's ownership interest in its wholly-owned subsidiary that holds the exclusive license from Personalized Media for the rights that are licensed to Pegasus. Pegasus may also be required to make an additional payment to Personalized Media if certain contingencies occur that Pegasus believes are unlikely to occur. Because of the speculative nature of the contingencies, it is not possible to estimate the amount of any such additional payments, but in some cases it could be material. As part of the transaction, Personalized Media is entitled to designate one nominee to serve on Pegasus' board of directors. Mary
C. Metzger is currently serving as Personalized Media's designee.

Other Transactions

         In 1999, Pegasus loaned $199,999 to Nicholas A. Pagon, Pegasus' Senior Vice President of Broadcast Operations, bearing interest at the rate of 6% per annum, with the principal amount due on the fifth anniversary of the date of the promissory note. Mr. Pagon was required to use half of the proceeds of the loan to purchase shares of Class A common stock, and the loan is collateralized by those shares. The balance of the loan proceeds may be used at Mr. Pagon's discretion. Mr. Pagon resigned from Pegasus as of March 23, 2001.

Audit Committee Report

         The audit committee of Pegasus' board of directors consists of two directors, all of whom are independent as defined under the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the board of directors, which is attached to this proxy statement as Appendix C. The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2000.

         o The audit committee has reviewed and discussed the audited financial statements with management;

         o The audit committee has discussed with PricewaterhouseCoopers LLP, independent auditors for Pegasus, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the financial statements for the year ended December 31, 2000;

         o The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with
           PricewaterhouseCoopers LLP its independence from Pegasus;

         o Based on the review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in Pegasus' Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the U.S. Securities and Exchange Commission.

                                                           Audit Committee
                                                   William P. Phoenix (Chairman)
                                                           James J. McEntee, III

Additional Information Regarding the Auditors

               Audit Fees

         The aggregate fees charged to Pegasus by PricewaterhouseCoopers LLP for its audit of Pegasus' 2000 financial statements (including its reporting subsidiaries) and for its review of the financial statements included in Pegasus' and its subsidiaries quarterly reports on Form 10-Q for 2000 were approximately $358,000.

               Financial Information Systems Design and Implementation Fees

         No fees were charged to Pegasus by PricewaterhouseCoopers LLP for information technology services for 2000.

               All Other Fees

         The aggregate fees charged to Pegasus by PricewaterhouseCoopers LLP for all other services, which include fees related to the Securities Act of 1933 filings, business acquisitions, employee benefit plan audits, tax consultation and accounting consultation for 2000 were approximately $442,000.

         The audit committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

Stockholder Proposals

         In order to be eligible for inclusion in Pegasus' proxy materials for the 2002 Annual Meeting of Stockholders, stockholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of Pegasus at its offices set forth on page one of this Proxy Statement and must be received by Pegasus not later than December 22, 2001.

         Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in Pegasus' proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2002 annual meeting is February 16, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, Pegasus' proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Pegasus' 2002 annual meeting.

         Pegasus has not been notified by any stockholder of the stockholder's intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy grants proxy holders discretionary authority to vote on any matter properly brought before this year's annual meeting.

         The enclosed proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this proxy statement. If you wish to vote in accordance with the board's recommendations, merely instruct us by telephone or through the internet as to how you would like to vote your shares or sign, date and return the proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated. Stockholders who hold their shares through a broker (in "street name") should contact their broker for voting instructions.

Miscellaneous

         A copy of Pegasus' Annual Report on Form 10-K (without exhibits) for fiscal 2000 is included herewith but is not to be regarded as proxy solicitation material. Copies of exhibits to the Form 10-K also will be furnished upon request upon payment of a reasonable fee. All requests should be directed to the Vice President of Corporate Communications, at the offices of Pegasus Communications set forth on page one of this proxy statement.

                                             By order of the board of directors,

                                             TED S. LODGE
April 2, 2001                                Secretary

                                                                      Appendix A




                       PEGASUS COMMUNICATIONS CORPORATION
                        2001 EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE

         This Pegasus Communications Corporation 2001 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Pegasus Communications Corporation (the "Company") and any "subsidiary corporation" of the Company (as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) so that they may acquire a, or increase their, proprietary interest in the success of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan," within the meaning of section 423 of the Code.

2. ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") appointed by the Compensation Committee of the Company. Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as an employee of the Company.

         Acts approved by a majority of the Committee at a meeting at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and options granted hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its subsidiary corporations, officers and employees (including former officers and employees) of the Company and any subsidiary corporation, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. Any and all authority of the Committee may be delegated by the Committee to a "plan administrator."

3. ELIGIBILITY

         (a) General Rule. Except as provided in paragraph (b) below and subject to Section 9(e), each employee of the Company or a subsidiary corporation who has completed at least 30 days' employment with the Company or a subsidiary corporation shall be eligible for option grants described in Section 5.

         (b) Exception. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its "parent corporation" (as defined in section 424(e) of the Code) (if any) or of a subsidiary corporation (if any). For purposes of determining stock ownership under this paragraph (b) the rules of section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

4. STOCK

         The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired $.01 par value Class A common stock ("Common Stock"). The aggregate number of shares of Common Stock which may be issued under options shall not exceed 3,000,000; provided that such number shall be adjusted if required by Section 9(h).

5. GRANT OF OPTION

         (a) Grant of Option. Options shall be granted as of July 2, 2001 (or such later date as determined by the Committee), and as of the first business day of each subsequent calendar quarter (the "Grant Dates"). Each employee who meets the eligibility requirements of Section 3 shall be granted an option on the first Grant Date coinciding with or immediately following the date he becomes an eligible employee, and on each succeeding Grant Date, provided he continues to meet the eligibility requirements of Section 3. The term of each option shall be three calendar months (i.e., each January 1 to March 31, April 1 to June 30, July 1 to September 30, and October 1 to December 31) (the "Option Terms"). Each Option Term is a "Purchase Period" the last business day of which the employee may purchase shares, provided the employee elects to participate in the Plan as set forth in Section 6.

         (b) Aggregate Purchase Price of Shares Purchasable Under Option. Subject to the limitation described in paragraph (d) below, an employee shall have the right to purchase shares of Common Stock under an option granted to the employee under paragraph (a) above with an aggregate purchase price of up to 10 percent of the employee's base compensation paid during such Purchase Period. For purposes of this Plan, "base compensation" shall mean an employee's remuneration from the Company and its subsidiary corporations, based on his basic hourly wage or salary, excluding any bonuses, overtime, or commissions.

         (c) Number of Shares Purchasable Under Option. Subject to the limitation described in paragraph (d) below, the maximum number of shares actually purchasable by the employee for a Purchase Period shall equal the number determined by dividing (i) 10 percent of the employee's base compensation paid during such Purchase Period by (ii) the exercise price of the option per share of Common Stock. The per share exercise price of an option shall be the lesser of (i) 85 percent of the per share "fair market value" (as determined in Section 9(b)) of the Common Stock as of the Grant Date for the Purchase Period, or (ii) 85 percent of the per share fair market value of the Common Stock as of the last business day of such Purchase Period. In the event the formula set forth above results in a fractional share, the maximum number of shares which may be purchased shall be decreased to the next lower whole number. If the aggregate number of shares subject to options under the formula set forth above exceeds the aggregate number of shares of Common Stock specified in Section 4, the Committee shall adjust such options on a pro rata basis so that the aggregate number of shares subject to options does not exceed such specified number of shares.

         (d) Limitation on Number of Shares Purchasable Under Option. Notwithstanding paragraphs (b) and (c) above, the aggregate number of whole shares of Common Stock purchasable under an option for an Option Term shall not exceed 150 percent of the number of shares of Common Stock determined by dividing 10 percent of the employee's base compensation projected, as of the beginning of the Option Term, to be paid during the Option Term by 85 percent of the per share fair market value of the Common Stock as of the Grant Date for the Option Term, and shall be subject to the limitations described in Sections 9(e) and 9(k).

6. PARTICIPATION

         (a) Payroll Deductions. An eligible employee may elect to participate in the Plan by making payroll deductions (as a whole percentage of his base compensation each pay, subject to the limits set forth in paragraph (b) below) for each Purchase Period in which he is eligible to participate. Payroll deduction agreements must be received by the Company before the commencement of a Purchase Period in accordance with procedures established by the Committee. Payroll deductions under an employee's payroll deduction agreement shall commence as of the first payroll paid in the Purchase Period first beginning after the employee's submission of his payroll deduction agreement, and shall continue from Purchase Period to Purchase Period until the employee's employment terminates, subject to the employee's right to abandon his option for a Purchase Period under Section 8. Notwithstanding the preceding sentence, an employee may elect to begin or terminate his payroll deductions, or to increase or decrease his rate of payroll deductions, for the immediately following Purchase Period by submitting a new payroll deduction agreement to the Company before the commencement of such Purchase Period in accordance with procedures established by the Committee.

         (b) Payroll Deduction Limit. The maximum total payroll deductions for any employee for a Purchase Period may not exceed 10 percent of the employee's base compensation (as defined in Section 5(b)) paid during the Purchase Period.

         (c) General Assets; Taxes; No Interest. All payroll deductions made for an employee shall be credited to his account as of the payday as of which the deduction is made. All payroll deductions shall be held by the Company (or by a designated subsidiary corporation as agent for the Company). All such contributions shall be held as part of the general assets of the Company, and shall not be held in trust or otherwise segregated from the Company's general assets. No interest shall be paid or accrued on any such contributions. Each employee's right to the contributions credited to his account shall be that of a general and unsecured creditor of the Company. The Company and each subsidiary corporation shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of shares under this Plan.

         (d) Termination of Employment; Automatic Refund. The balance credited to the account of an employee shall be automatically refunded in full (without interest) if his status as an employee of the Company and all subsidiary corporations terminates for any reason whatsoever during a Purchase Period. Such refund shall be made as soon as practicable after the Committee has actual notice of any such termination. Whether an authorized leave of absence for military or governmental service shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee in accordance with applicable law, which determination, unless modified by the Board (in accordance with applicable law), shall be final and conclusive.

         (e) Participation after Abandonment. Each employee who has satisfied the eligibility requirements of Section 3 but who has elected to abandon (or, as described in paragraph (g) below, is deemed to have abandoned) his option in accordance with Section 8 for an Option Term, shall be granted an option in accordance with Section 5 in subsequent Option Terms, provided he continues to meet the eligibility requirements of Section 3. However, such employee must submit a new payroll deduction agreement under paragraph (a) above in order to begin payroll deductions for a subsequent Option Term.

         (f) No Contract to Purchase. Electing to make payroll deductions in any Purchase Period will not constitute a contract to purchase any of the shares of Common Stock purchasable under the option.

         (g) Waiver of Rights. An employee who fails to elect to participate in the Plan for a Purchase Period in the manner and within the time provided under paragraph (a) above shall be deemed to have abandoned the option granted to him that is purchasable in such Purchase Period and shall have no further rights under the Plan with respect to such abandoned option.

7. EXERCISE OF OPTION

         (a) Method of Exercise. Unless the employee has abandoned his option in accordance with Section 8(a) (or is deemed to have abandoned his option under Section 6(g)), as of the last business day of a Purchase Period, the employee will be deemed to have exercised his option for such number of full shares of Common Stock as his accumulated payroll deductions shall be sufficient to pay for in full, subject to the limitations of Section 5(d). Fractional shares will not be issued under the Plan.

         (b) Issuance of Stock Certificates. A certificate will be issued upon request of the employee, for the number of full shares of Common Stock purchased upon the exercise of his option.

         (c) Return of Excess Payroll Deductions. Any payroll deductions remaining after the employee exercises his option for a Purchase Period by reason of the inability to purchase a fractional share shall be carried forward to the next Purchase Period.

8. EMPLOYEE'S RIGHT TO ABANDON OPTION

         (a) Abandonment of Option. An employee may elect to abandon his option for any Purchase Period and withdraw any payroll deductions already made for the Purchase Period under the Plan by providing notice to the Company. However, in order for such abandonment to be effective for the Purchase Period, the employee's notice must be received by the Company prior to the last business day of the Purchase Period in accordance with procedures established by the Committee. All of such employee's payroll deductions will be refunded to him as soon as practicable after the Company receives the employee's notice of withdrawal, and no further payroll deductions will be made from the employee's pay until the employee completes a new payroll deduction agreement in accordance with Section 6(a) for a subsequent Purchase Period. As to any shares so abandoned, the employee shall have no further option or right of any nature at any subsequent time.

         (b) No Effect on Later Participation. An employee's abandonment of an option for a Purchase Period will not have any effect upon his eligibility to participate in the Plan for subsequent Purchase Periods.

9. TERMS AND CONDITIONS OF OPTIONS

         Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee may prescribe, provided that all employees granted such agreements shall have the same rights and privileges (except as otherwise required by Section 5), and provided further that such agreements shall comply with and be subject to the terms and conditions set forth below.

         (a) Number of Shares. Each option shall state the formula set forth in
Section 5 pursuant to which the maximum and ultimate number of shares are determined.

         (b) Option Price. The per share exercise price of an option shall be determined in the manner set forth in Section 5(c). In making such determination, the per share "fair market value" of a share of Common Stock shall be the closing price of the Common Stock on a registered securities exchange or on an over-the-counter market on the business day the option is granted or exercised (whichever is applicable) on which the Common Stock traded.

         (c) Medium and Time of Payment. The exercise price of an option shall be payable in United States dollars upon the exercise of the option and shall be payable only by accumulated payroll deductions made in accordance with Section 6.

         (d) Term of Option. No option may be exercised after the end of the Option Term in which the option was granted.

         (e) Accrual Limitation. No option shall permit the rights of an employee to purchase stock under all employee stock purchase plans, intended to qualify under section 423 of the Code, of the Company and its parent corporation (if any) and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time options are granted) for each calendar year in which the option is outstanding at any time. For purposes of this paragraph (e), (x) the right to purchase Common Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (y) the right to purchase Common Stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such Common Stock (determined on the Grant Date of such option) for any one calendar year; and (z) a right to purchase Common Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

         (f) Designation of Beneficiary. An eligible employee may designate a beneficiary (i) who shall receive the balance credited to his account if the employee dies before the end of a Purchase Period, and (ii) who shall receive the shares of Common Stock, if any, purchased for the employee under this Plan if the employee dies after the end of a Purchase Period but before either the certificate representing such shares has been issued or a book-entry record of such shares has been made with the Company's share transfer agent. Such designation may be revised in writing at any time by the employee by filing an amended designation, and his revised designation shall be effective at such time as the Committee receives such amended designation. If a deceased employee failed to designate a beneficiary, or if no person so designated survives an employee, or if, after checking his last known mailing address, the whereabouts of the person so designated are unknown, then the employee's estate shall be treated as his designated beneficiary under this paragraph.

         (g) Nontransferability. Except as provided in paragraph (f) above, neither payroll deductions made by an employee, nor any rights with regard to the exercise of an option or to receive stock, nor any rights to a return of payroll deductions under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee or by his beneficiary. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. An option may be exercised during the employee's lifetime only by the employee.

         (h) Change in Capital Structure. Subject to any required action by the stockholders, the number of shares of Common Stock that may be issued under the Plan, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company; provided, however, that no such adjustment shall be made if such adjustment would constitute a modification of an option under section 424(h) of the Code, unless the employee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment.

                  Subject to any required action by the stockholders, in the event of a corporate transaction such as a merger, consolidation, or acquisition of property or stock, the Committee, in its discretion, may either (i) cause each outstanding option to apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled, or (ii) cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such merger or consolidation in which the Company is not the surviving corporation, to exercise his option to the extent of his accumulated payroll deductions. In the event of the dissolution or liquidation of the Company, the Committee shall cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such dissolution or liquidation, to exercise his option to the extent of his accumulated payroll deductions.

                  In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

                  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of section 423 of the Code, or cause a modification within the meaning of section 424(h) of the Code.

                  Except as expressly provided in this paragraph (h), an employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

                  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

              (i) Rights as a Stockholder. An employee or his beneficiary shall have no rights as a stockholder with respect to any shares of Common Stock covered by his option until the date the option is exercised in accordance with the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the earlier of the date such stock certificate is issued or book-entry record of the shares is made (except as provided in paragraph (h) above).

         (j) Investment Purpose. Each option under the Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes and not with a view to resale or distribution; provided, however, that such condition shall not be applicable (1) in the event the Common Stock subject to such option is registered under the Securities Act of 1933, as amended; (2) in the event a resale of such stock without such registration would otherwise be permissible; or (3) if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

         (k) Adjustment in Number of Shares Exercisable. If the aggregate number of shares to be purchased under options granted under the Plan exceeds the aggregate number of shares of Common Stock specified in Section 4 (after deduction of all shares that have been purchased under Section 7(a)), the Committee shall make a pro rata allocation of the shares available for distribution so that the limit of Section 4 is not exceeded, and the balance of payroll deductions made by each participating employee shall be returned to him as promptly as possible.

         (l) Delivery. A book-entry record of the shares of Common Stock purchased by each employee shall be maintained by the Company's share transfer agent and no certificates shall be issued for such shares except to the extent that an employee specifically so requests. Notwithstanding the foregoing, when a refund is made to an employee pursuant to Section 6(d), certificates shall be delivered to or for all shares then held for the employee under the Plan. A share certificate delivered to an employee shall be registered in his name or, if the employee so elects and if permissible under applicable law, in the names of the employee and one such other person as may be designated by the employee, as joint tenants with rights of survivorship. However, (i) no share certificate representing a fractional share shall be delivered to an employee or to an employee and any other person, (ii) cash equal to the fair market value of an employee's fractional share shall be distributed (when an employee requests a distribution of certificates for all of the shares held for him) in lieu of such fractional share, and (iii) the Committee shall have the right to charge an employee for registering shares in the name of the employee and any other person. No employee (or any person who makes a claim for, on behalf of, or in place of an employee) shall have any interest in any shares under this Plan until they have been reflected in the book-entry record maintained by the share transfer agent or the certificate for such shares has been issued.

         (m) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, provided that no such provision may in any way be in conflict with the terms of the Plan.

10. INDEMNIFICATION OF COMMITTEE

         Members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties.

11. SUSPENSION OR AMENDMENT OF PLAN

         The Board or the Compensation Committee of the Company may, to the extent permitted by law, from time to time, suspend or amend the Plan in any respect whatsoever except that no such amendment may permit the granting of options under this Plan to persons other than employees of the Company, its parent corporation (if any) or a subsidiary corporation, or otherwise cause options issued under it to fail to meet the requirements of section 423 of the Code. Furthermore, the Plan may not, without the approval of a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, be amended in any manner that will change the number of shares subject to the Plan or change the employees (or class of employees) eligible to receive options under the Plan.

12. TERMINATION OF PLAN

         This Plan shall continue in effect on a year-to-year basis unless terminated by the Board. The Board or the Compensation Committee may terminate the Plan at any time and for any reason. In any event, the Plan shall, without further action of the Board or the Compensation Committee, terminate at such time as the total number of shares reserved for purchase under the Plan has been distributed.

13. EFFECTIVE DATE OF PLAN

         The Plan will become effective as of March 28, 2001, the date of adoption of the Plan by the Compensation Committee of the Board, subject, however, to approval by the stockholders of the Company in accordance with section 423 of the Code and the regulations thereunder. If the Plan is not so approved by the stockholders, the Plan shall not become effective.

14. ABSENCE OF RIGHTS

         The granting of an option to a person shall not entitle that person to continued employment by the Company or a subsidiary corporation or affect the terms and conditions of such employment. The Company and any subsidiary corporation shall have the absolute right, in their discretion, to terminate an employee's employment, whether or not such termination may result in a partial or total termination of his option under this Plan.

15. APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock pursuant to options will be used for general corporate purposes.

16. MISCELLANEOUS

         (a) Provisions of Plan Binding. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such employee.

         (b) Applicable Law. Delaware law (without reference to the principles of conflicts of law) shall govern all matters relating to this Plan except to the extent it is superseded by federal law.

         (c) Consistent Treatment. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

         (d) Employment. The right to participate in this Plan shall not constitute an offer of employment and no election to participate in this Plan shall constitute an employment agreement for an employee. Any such right or election shall have no bearing whatsoever on the employment relationship between an employee and any other person. Finally, no employee shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment.

                                                                      Appendix B

                       PEGASUS COMMUNICATIONS CORPORATION
                            EXECUTIVE INCENTIVE PLAN

1. PURPOSE

                  The purpose of the Pegasus Communications Corporation Executive Incentive Plan (the "Plan") is to provide an incentive for corporate officers and other key employees who are in a position to contribute materially to the success of the Corporation and its subsidiaries.

2. DEFINITIONS

                  The following terms, as used herein, will have the meaning specified:

                  (a) "Award" means an incentive payment made pursuant to the Plan.

                  (b) "Award Year" means the nine-month period beginning April 1, 2001 and ending December 31, 2001, and calendar years thereafter.

                  (c) "Board" means the Board of Directors of the Corporation as it may be comprised from time to time.

                  (d) "Cause" means (i) a felony conviction of a Participant; (ii) the commission by a Participant of an act of fraud or embezzlement against the Corporation and/or a Subsidiary; (iii) willful misconduct or gross negligence materially detrimental to the Corporation and/or a Subsidiary; (iv) the Participant's continued failure to implement reasonable requests or directions arising from actions of the Board after thirty (30) days' written notice to the Participant; (v) the Participant's wrongful dissemination or use of confidential or proprietary information; (vi) the intentional and habitual neglect by the Participant of his or her duties to the Corporation and/or a Subsidiary; or
                           (vii) any other reasons consistent with the Corporation's and/or a Subsidiary's policies and procedures regarding dismissals as they are adopted and implemented from time to time.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute, and the regulations promulgated thereunder.

                  (f) "Committee" means the committee appointed to administer the Plan, as provided in Section 4.

                  (g) "Corporation" means Pegasus Communications Corporation, or any successor corporation.

                  (h) "Covered Employee" means a covered employee within the meaning of Code Section 162(m)(3).

                  (i) "Employee" means executives and other key employees of the Corporation and its Subsidiaries.

                  (j) "Financial Objectives" means the Performance Criteria described in Section 3(b)(i) herein.

                  (k) "Individual Objectives" means the Performance Criteria described in Section 3(b)(ii) herein, with respect to a Participant who is not a Covered Employee.

                  (l) "Participant" means an Employee selected from time to time by the Committee to participate in the Plan.

                  (m) "Performance Adjustment" means a factor (or factors), as determined by a schedule established by the Committee, that will, when multiplied by a Participant's Target Award, determine the amount of a Participant's Award.

                  (n) "Performance Criterion or Criteria" means the Financial Objectives and/or Individual Objectives selected by the Committee, as set forth in Section 3(b) herein.

                  (o) "Performance Target" means the target established by the Committee for each Performance Criterion pursuant to Section 3(c) herein.

                 (p) "Subsidiary" means any direct or indirect subsidiary of the Corporation, whether in corporate, partnership or any other form.

                  (q) "Target Award" means, with respect to a Participant in any Award Year, the Participant's highest annual base salary during such year multiplied by the percentage of salary established by the Committee for that Participant.

3. AWARDS

                  (a) TARGET AWARD. A Target Award will be established by the Committee for each Participant for each Award Year.

                  (b) PERFORMANCE CRITERIA. One or more Performance Criteria will be established by the Committee for the Corporation and for each group, division or Subsidiary for each Award Year. The Committee may use the same Performance Criteria each Award Year or may use different Performance Criteria from year to year. With respect to a Participant who is a Covered Employee, Performance Criteria shall consist of Financial Objectives. With respect to a Participant who is not a Covered Employee, Performance Criteria may consist of Financial Objectives, Individual Objectives or a combination of Financial and Individual Objectives. Financial and Individual Objectives are defined as follows:

                           (i) FINANCIAL OBJECTIVES -- Financial Objectives shall be expressed in terms of one or more of the following performance measures established by the Committee for each Award
                                    Year: earnings per share, net income, net operating income, pre-tax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to stockholders, pre-marketing cash flow, cash flow, EBITDA and subscriber growth. The Committee shall have the authority to alter or adjust Financial Objectives during the course of an Award

                                    Year, or to alter or adjust the financial results otherwise reported or achieved by the Corporation during such Award Year, if it is deemed appropriate to do so, except with respect to Covered Employees, the Committee shall have no discretion to increase, but may decrease, the amount of an Award payable based upon the range of achievement of the Financial Objectives established under Section 3 hereof.

                           (ii)     INDIVIDUAL OBJECTIVES -- Individual
                                    Objectives, if appropriate for a
                                    Participant, shall be expressed in terms of significant qualitative or quantitative individual goals to be achieved during the Award Year for which the Award relates. Individual Objectives usually shall be established jointly by the Participant and the Participant's immediate superior, subject to approval by the Chief Executive Officer of the Corporation, or his delegate. A Participant's Individual Objectives may be altered or amended during an Award Year, if necessary, to properly reflect changed business conditions and priorities, subject to approval by the Committee or the Chief Executive Officer or his delegate, as applicable.

                  (c) PERFORMANCE TARGET. One or more Performance Targets will be established by the Committee for each Performance Criterion selected for each Award Year.

                  (d) PERFORMANCE ADJUSTMENT. The Award payable to any Participant with respect to an Award Year will vary from the Target Award depending upon whether, or the extent to which, Performance Targets have been achieved with respect to such Award Year. All such determinations regarding the achievement of any Performance Target will be made by the Committee in its sole and absolute discretion. The Committee may not increase the amount of compensation that would otherwise be payable upon achievement of the Performance Target or Targets, but it may reduce a Participant's Award if it believes such action would be in the best interest of the Corporation and its stockholders.

                           (i) Schedules. At the beginning of each Award Year, the Committee will establish a range for each Performance Criterion that correlates the percentage of Target Award to specified levels of performance.

                           (ii) Award Determination. The Award for a Participant for a given Award Year will be calculated by multiplying the Participant's Target Award by the applicable Performance Adjustments with respect to such Award Year.

                           (iii) Maximum Award. The maximum award payable to any Participant with respect to any Award Year is $5.0 million, anything in this Plan to the contrary notwithstanding.

                  (e) PAYMENT OF AWARDS. Awards will be paid in cash after the Committee has certified the extent to which the Performance Target or Targets have been met and as soon as practicable after the close of the Award Year for which they are made. No Award will be payable to any Participant who is not an Employee on the date the Award is scheduled to be paid, except as follows:

                           (i) If the Participant dies or becomes disabled prior to the date the Award is scheduled to be paid, the Participant may be granted an Award as and to the extent determined by the Committee;

                           (ii)     If the Participant retires or is
                                    involuntarily terminated other than for
                                    Cause prior to the date the Award is
                                    scheduled to be paid, the Participant may be granted an Award as and to the extent determined by the Committee, provided that Performance Targets have been met; and

                           (iii) Pursuant to Section 5(n) regarding change of control.

4. ADMINISTRATION

                  (a) COMMITTEE. The Plan and all Awards will be administered by the Compensation Committee of the Board or a subcommittee thereof (the "Committee"), which Committee shall consist solely of two or more "outside directors" as defined in the regulations under Code Section 162(m).

                  (b) AUTHORITY. The Committee will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

                           The Committee may delegate to the officers or
employees of the Corporation and/or a Subsidiary the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority for which the action of a committee of outside directors is required under Code Section 162(m) (e.g., decisions regarding timing, eligibility, amount or other material terms of any Awards).

                  (c) DETERMINATIONS. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. With respect to Covered Employees, the Committee shall determine the Target Award, Performance Criteria, Performance Target and Performance Adjustment not later than 90 days after the beginning of the Award Year to which such measure relates; provided, however, that the outcome is substantially uncertain at the time the measure is established and that no such determination shall be made after 25 percent of the Award Year has elapsed. Notwithstanding the foregoing, the Committee may decrease the amount of the Award payable in accordance with Section 3(b) or Section 3(c) herein at any time prior to the payment of the Award.

                  (d) LIABILITY. No member of the Committee or the Board will be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Corporation will defend Committee and Board members for any actions taken or decisions made in good faith under the Plan.

                  (e) PARTICIPANTS. The Committee will designate the corporate officers who shall be Participants in the Plan with respect to an Award Year, and it may designate group, division or Subsidiary key employees to be Participants.

                  (f) AWARDS. Subject to the terms of the Plan, the Committee will have full and complete authority to determine, among other things, the Employees to whom, and the time or times at which, Awards will be made and the requisite conditions thereof.

                  (g) CODE SECTION 162(m). It is the intent of the Corporation that this Plan and Awards hereunder satisfy, and be interpreted in a manner that, in the case of Participants who are or may be Covered Employees, satisfies the applicable requirements of Code Section 162(m) so that the Corporation's tax deduction for remuneration in respect of this Plan for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with the intent expressed in this Section 4(g), that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees.

5. MISCELLANEOUS

                  (a) NONASSIGNABILITY. No Award will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

                  (b) WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Corporation and/ or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

                  (c) AMENDMENT OR TERMINATION OF THE PLAN. The Board or the Compensation Committee of the Board may, from time to time, suspend or discontinue the Plan or revise, amend or terminate the Plan; provided, however, that without the approval of stockholders (in the manner described in regulations under Code
                           Section 162(m)), the Board or the Committee may not change (i) the Performance Criteria, (ii) the individuals or class of individuals eligible to participate in the Plan, or (iii) the maximum amount payable with respect to any Award Year to a Covered Employee under the Plan. Continuation of the Plan shall be subject to stockholder approval to the extent required by regulations under Code Section 162(m) (e.g., no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal).

                  (d) NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Target Awards; provided, however, that after the period set forth in Section 4(c) herein, the Committee may not increase the amount of compensation that would otherwise be payable to a Covered Employee upon achievement of the Performance Target or Targets with respect to an Award Year.

                  (e) OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Corporation, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  (f) PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made to the person to whom the Committee, or its delegate, believes to be legally entitled to the payment. Any such payment will be a complete discharge of the liability of the Committee.

                  (g) UNFUNDED PLAN. No provision of the Plan will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets; nor will the Corporation or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

                  (h) LIMITS OF LIABILITY. Neither the Corporation or a Subsidiary, nor any member of the Board, the Committee, or any other person participating in the interpretation, administration or application of the Plan shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

                  (i) RIGHTS OF EMPLOYEES. Nothing contained in this Plan will confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary, or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits, or to terminate the employment or other service of such person with or without Cause.

                  (j) SECTION HEADINGS. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

                  (k) INVALIDITY. If any term or provision contained herein will to any extent be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision or part hereof.

                  (l) APPLICABLE LAW. The Plan will be governed by the laws of the jurisdiction in which the Corporation is incorporated as determined without regard to the conflict of law principles thereof.

                  (m) EFFECTIVE DATE. The Plan shall be effective as of April 1, 2001, and as amended from time to time thereafter; provided, however, that if the Plan is not approved by stockholders, in the manner described in regulations under Code Section 162(m), no Award shall be paid to any Covered Employee pursuant to the Plan.

                  (n) CHANGE OF CONTROL. In the event of a Change of Control of the Corporation, then immediately after such event becomes effective (the "Effective Date"), the Corporation shall pay to each Participant the pro rata amount of said Participant's Target Award for said Award Year, determined solely by the ratio which the number of calendar quarters in the Award Year which have elapsed as of the Effective Date (including the calendar quarter in which the Change of Control occurred) bears to four (4).

                           The following definitions shall apply for purposes of
this subsection:

                           (i) "Change of Control" means the occurrence of any of the following: (A) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Principal or his Related Parties, (B) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (C) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise directly or indirectly), of more of the voting stock of the Corporation (measured by voting power rather than number of shares) than is "beneficially owned" (as defined above) at such time by the Principal and his Related Parties in the aggregate, or
                                    (D) the first day on which a majority of the members of the Board are not Continuing Directors.

                           (ii) "Continuing Directors" means, as of any date of determination, any member of the Board who (A) was a member of the Board on April 1, 2001, or (B) was nominated for election or elected to the Board with approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

                           (iii)    "Principal" means Marshall W. Pagon.

                           (iv) "Related Party" means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other persons referred to in the immediately preceding clause (A). For purposes of this definition,
                                    (I) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling, and (II) "control," as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

                                                                      Appendix C

                       PEGASUS COMMUNICATIONS CORPORATION

                             Audit Committee Charter

Purpose

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by providing oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal account and financial controls, and the annual independent audit of the Company's financial statements.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board of Directors and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditors are ultimately accountable to the Board of Directors and the Committee.

         The Committee shall review the adequacy of this charter on an annual basis.

Membership

         The following requirements will apply when the composition portions of the audit committee policy of the National Association of Securities Dealers, Inc. shall become effective. The Committee shall consist of three or more directors all of whom in the judgement of the Board of Directors shall be independent. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board of Directors have accounting or financial management expertise.

Key Responsibilities

         The Committee's job is one of oversight. The Committee and the Board recognize that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that financial management, including the internal audit staff, as well as the outside auditors, have more time and knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

1. Review with members of the public accounting firm selected as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.

         2. Review, at least annually, the then current and future programs of the Company's Internal Audit Department, including the procedure for assuring implementations of accepted recommendations made by the auditors; receive summaries of all audit reports issued by the Internal Audit Department; and review the significant matters contained in such reports.

         3. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

         4. Recommend annually the public accounting firm selected as outside auditors for the Company, for approval by the Board of Directors and set their compensation.

         5. Review with management and the public accounting firm selected as outside auditors for the Company the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission. Such review to include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.

         6. Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.

Meetings

The Committee shall meet four times each year and at such other times as it deems necessary to fulfill its responsibilities.


Adopted by the Board of Directors, June 2, 2000

                               FORM OF PROXY CARD

                       YOU MAY VOTE TOLL-FREE BY TELEPHONE
                               OR ON THE INTERNET
                     (OR BY COMPLETING THE PROXY CARD BELOW
                            AND RETURNING IT BY MAIL)

            TO VOTE BY TELEPHONE OR INTERNET, USE THE CONTROL NUMBER
                                IN THE BOX BELOW

                      Call Toll-Free                                              To vote by internet,
                 on a Touch-Tone Telephone                         have this form available and follow the directions
               24 hours a day, 7 days a week                                        when you visit:
                      1-866-814-2813                                            www.proxyvotenow.com/peg
   Have this form available when you call the toll-free number.                 ------------------------
   Then, enter your control number and follow the simple prompts.


                                                                                   CONTROL NUMBER FOR
                                                                               TELEPHONIC/INTERNET VOTING
                                                                               |-------------------------|
                                                                               |                         |
                                                                               |                         |
                                                                               |-------------------------|


                                 Do not return this card if you have voted by telephone or internet.
                                             FOLD AND DETACH HERE AND READ REVERSE SIDE
------------------------------------------------------------------------------------------------------------------------------------
                                                 PEGASUS COMMUNICATIONS CORPORATION
                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Marshall W. Pagon, Ted S. Lodge, Kasin Smith or any of them, with full power of substitution, as the undersigned's proxies to vote all the shares of Class A Common Stock of Pegasus Communications
Corporation ("Pegasus") held of record by the undersigned on March 7, 2001, at the Annual Meeting of Stockholders of Pegasus to be
held on April 27, 2001, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

1. ELECTION OF DIRECTORS

   Nominees: 01) Marshall W. Pagon, 02) Robert F. Benbow, 03) Harry F. Hopper III, 04) Ted S. Lodge, 05) James J. McEntee, III,
                             06) Mary C. Metzger, 07) William P. Phoenix, and 08) Robert N. Verdecchio.

                                                  [_]  FOR                           [_]  WITHHOLD AUTHORITY
                                             All nominees listed                 To vote for all nominees listed
                                  (except as marked to the contrary below)


  (INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name on the space provided below.)


                            _____________________________________________________________________________
                                                    (Continued on the reverse side)




                                 Do not return this card if you have voted by telephone or internet.
                                             FOLD AND DETACH HERE AND READ REVERSE SIDE
------------------------------------------------------------------------------------------------------------------------------------
2.  Approval and adoption of the Pegasus Communications Corporation 2001 Employee Stock Purchase Plan.

                           [_]  FOR                           [_]  AGAINST                          [_]  ABSTAIN

3.  Approval and adoption of the Pegasus Communications Corporation Executive Incentive Plan.

                           [_]  FOR                           [_]  AGAINST                          [_]  ABSTAIN

4.  Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the year ending December 31, 2001.

                           [_]  FOR                           [_]  AGAINST                          [_]  ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated: ___________________,  2001


__________________________________                                                 _________________________________
          Signature of Stockholder                                                          Signature of Stockholder

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign.
Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.